Exhibit 99.2


                                                               EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       UNIVERSAL AMERICAN FINANCIAL CORP.,

                             HHS ACQUISITION CORP.,

                          HERITAGE HEALTH SYSTEMS, INC.

                                       AND

                         CARLYLE VENTURE PARTNERS, L.P.,

                        as the Stockholder Representative









                            Dated as of March 9, 2004

                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                            Page
-------                                                                                                            ----
Article I                 DEFINITIONS ...............................................................................1

           1.1       Certain Definitions.............................................................................1

Article II                THE MERGER................................................................................10

           2.1       The Merger.....................................................................................10

           2.2       Closing........................................................................................10

           2.3       Effective Time.................................................................................10

           2.4       Effects of the Merger..........................................................................10

           2.5       Certificate of Incorporation and By-laws.......................................................10

           2.6       Directors......................................................................................11

           2.7       Officers.......................................................................................11

Article III               EFFECT OF THE MERGER ON THE SECURITIES OF THE COMPANY AND MERGER SUB......................11

           3.1       Effect on Capital Stock........................................................................11

           3.2       Payment for Company Securities.................................................................15

           3.3       Aggregate Consideration Spreadsheet............................................................18

           3.4       Stockholder Representative Reserve.............................................................18

           3.5       Payment of Bonuses and Transaction Expenses....................................................19

Article IV                TERMINATION, AMENDMENT AND WAIVER.........................................................19

           4.1       Termination of Agreement.......................................................................19

           4.2       Procedure Upon Termination.....................................................................20

           4.3       Effect of Termination..........................................................................20

Article V                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................20

           5.1       Organization and Good Standing.................................................................20

           5.2       Authorization of Agreement.....................................................................20

           5.3       Conflicts; Consents of Third Parties...........................................................21

           5.4       Capitalization.................................................................................22

           5.5       Subsidiaries...................................................................................22

           5.6       Corporate Records..............................................................................23

           5.7       Financial Statements...........................................................................23

           5.8       No Undisclosed Liabilities.....................................................................25


           5.9       Absence of Certain Developments................................................................25

           5.10      Taxes..........................................................................................27

           5.11      Real Property..................................................................................30

           5.12      Assets.........................................................................................31

           5.13      Intellectual Property..........................................................................31

           5.14      Material Contracts.............................................................................32

           5.15      Employee Benefits .............................................................................34

           5.16      Labor..........................................................................................36

           5.17      Litigation.....................................................................................36

           5.18      Compliance with Laws; Authorizations...........................................................37

           5.19      Environmental Matters..........................................................................38

           5.20      Insurance......................................................................................38

           5.21      Providers......................................................................................39

           5.22      Members........................................................................................39

           5.23      Related Party Transactions.....................................................................39

           5.24      Fraud and Abuse................................................................................39

           5.25      Health Professional's Financial Relationships; Disqualified Individuals........................40

           5.26      Banks..........................................................................................41

           5.27      State Takeover Statutes........................................................................41

           5.28      Financial Advisors.............................................................................41

Article VI                REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................41

           6.1       Organization and Good Standing.................................................................41

           6.2       Authorization of Agreement.....................................................................41

           6.3       Conflicts; Consents of Third Parties...........................................................42

           6.4       Litigation.....................................................................................42

           6.5       Financial Advisors.............................................................................42

           6.6       Financing......................................................................................42

Article VII               COVENANTS.................................................................................42

           7.1       Access to Information..........................................................................42

           7.2       Conduct of the Business Pending the Closing....................................................43

           7.3       Advice of Changes..............................................................................46

           7.4       Commercially Reasonable Efforts; Regulatory Approvals..........................................46


           7.5       Stockholder Notice.............................................................................49

           7.6       Stockholder Litigation.........................................................................49

           7.7       Indemnification................................................................................49

           7.8       No Shop........................................................................................50

           7.9       Confidentiality................................................................................50

           7.10      Publicity......................................................................................50

           7.11      Additional Financial Information...............................................................51

           7.12      Transaction Expenses...........................................................................51

           7.13      Assistance with Financing......................................................................51

Article VIII              CONDITIONS TO CLOSING.....................................................................51

           8.1       Conditions Precedent to Obligations of Parent and Merger Sub...................................51

           8.2       Conditions Precedent to Obligations of the Company.............................................54

Article IX                INDEMNIFICATION ..........................................................................54

           9.1       Survival of Representations and Warranties.....................................................54

           9.2       Indemnification................................................................................55

           9.3       Escrow Arrangements............................................................................56

           9.4       Exclusive Remedy...............................................................................59

           9.5       Tax Losses.....................................................................................59

           9.6       Tax Treatment of Indemnity Payments............................................................60

Article X                 MISCELLANEOUS.............................................................................60

           10.1      Stockholder Representative.....................................................................60

           10.2      Specific Performance...........................................................................62

           10.3      Submission to Jurisdiction; Consent to Service of Process......................................63

           10.4      Governing Law..................................................................................63

           10.5      Entire Agreement; No Third-Party Beneficiaries.................................................63

           10.6      Amendment and Waivers..........................................................................63

           10.7      Notices........................................................................................64

           10.8      Severability...................................................................................65

           10.9      Assignment.....................................................................................65

           10.10     Counterparts...................................................................................65


SCHEDULES

Schedule 1.1          Principal Stockholders
Schedule 3.1(c)(i)    Indebtedness
Schedule 5.3(b)       Conflicts; Consents of Third Parties
Schedule 5.4(b)       Capitalization
Schedule 5.5          Subsidiaries
Schedule 5.7(b)       Financial Statements
Schedule 5.8          No Undisclosed Liabilities
Schedule 5.9          Absence of Certain Developments
Schedule 5.9(c)       Employee Compensation
Schedule 5.9(g)       Amounts Paid to Related Parties
Schedule 5.9(l)       Incurrence of Indebtedness
Schedule 5.10(c)      Tax Returns
Schedule 5.10(d)      Taxes
Schedule 5.10(j)      280G Payments
Schedule 5.10(n)      Taxes; Disregarded Entities
Schedule 5.10(q)      Additional Tax Information
Schedule 5.11(a)      Real Property
Schedule 5.13         Intellectual Property
Schedule 5.14(a)      Material Contracts
Schedule 5.14(b)      Material Contracts; Form Participation Provider Contracts
Schedule 5.14(d)      Material Contracts; Payments Under the CIGNA Contract and
                      the Pacificare Contract
Schedule 5.15(a)      Employee Benefits Plans
Schedule 5.15(d)      Employee Benefits; Bonus Plan Participants
Schedule 5.15(j)      Employee Benefits; Acceleration of Payments
Schedule 5.16(b)      Labor
Schedule 5.17         Litigation
Schedule 5.18(b)      Compliance with Laws; Authorizations; Administrator
                      Licenses
Schedule 5.18(c)      Compliance with Laws; Authorizations; Good Standing
Schedule 5.20         Insurance
Schedule 5.22         Members
Schedule 5.23         Related Party Transactions
Schedule 5.24         Fraud and Abuse
Schedule 5.25         Health Professional's Financial Relationships;
                      Disqualified Individuals
Schedule 5.26         Banks
Schedule 5.28         Financial Advisors
Schedule 6.3(a)       No Conflicts
Schedule 6.5          Parent Financial Advisor
Schedule 7.2(b)(i)    Repurchase of Ownership Interests
Schedule 7.2(b)(v)    Employee Benefits
Schedule 7.2(b)(vi)   Indebtedness
Schedule 7.2(b)(ix)   Acquisition
Section 7.2(b)(xiv)   Contracts
Schedule 8.1(k)       Employment Agreements
Schedule 8.1(p)       Agreements to be Terminated
Schedule 8.1(q)       Persons Executing the Non-Solicitation and
                      Confidentiality Agreement

EXHIBITS

Exhibit A - Form of Consent

Exhibit B - Form of Escrow Agreement

Exhibit C - Amended Certificate of Incorporation

Exhibit D - Release Agreement

Exhibit E - Form of Non-Solicitation and Confidentiality Agreement

                          AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2004 (this "Agreement"), by and among Universal American Financial Corp., a corporation existing under the laws of New York ("Parent"), HHS Acquisition Corp., a corporation existing under the laws of Delaware and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), Heritage Health Systems, Inc., a corporation existing under the laws of Delaware (the "Company"), and Carlyle Venture Partners, L.P., a Delaware limited partnership as the Stockholder Representative (as defined herein).

           WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

           WHEREAS, concurrently herewith, the Principal Stockholders (as hereinafter defined) will execute and deliver written consents ("Consents") in the form of Exhibit A attached hereto approving the Merger; and

           WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   Article I

                                   DEFINITIONS

           1.1 Certain Definitions.

           (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

           "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

           "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code or any comparable or analogous group under state, local or foreign Law.

           "Aggregate Consideration" means the Common and Preferred Stock Merger Consideration, the Preferred Stock Redemption Amount, the Initial Bonus Amount, if any, the Subsequent Bonus Amount, the Option Cash-Out Consideration and, if any, the Escrow Payment.

           "Aggregate Consideration Spreadsheet" means a spreadsheet, to be prepared by the Company and the Stockholder Representative, calculating and allocating to each Company Stockholder and/or holder of Company Stock Options the Aggregate Consideration in reasonable detail and in form reasonably satisfactory to Parent and Merger Sub, a preliminary draft of which will be delivered to Parent and Merger Sub by the Company and the Stockholder Representative not later than fifteen (15) Business Days after the date hereof, which preliminary draft shall be updated as provided in Section 3.3.

           "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

           "CMS" means the Centers for Medicare and Medicaid Services, an administrative agency of the U.S. government responsible for administering the Medicare program.

           "CMS Agreement" means that certain Contract (p4506) between CMS and SelectCare for the contract period January 1, 2004 to December 31, 2004, and any other written authorization providing evidence of the right to furnish services and receive payment under the Medicare+Choice program.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Company Securities" means the Common Stock and the Preferred Stock issued and outstanding immediately prior to the Effective Time.

           "Company Stockholders" means each holder of a Company Security immediately prior to the Effective Time.

           "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement, whether written or oral.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

           "Escrow Agreement" means that certain Escrow Agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent (as therein defined), substantially in the form of Exhibit B hereto (with such changes as may be required by the Escrow Agent).

           "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

           "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) the liquidation value of all redeemable preferred stock of such Person; (vi) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and
(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

           "Initial Bonus Amount" means an amount equal to 20% of the aggregate amount of (A) $98,000,000, plus (B) the Pacificare Reserve Adjustment (if any), less (C) the Transaction Expenses, less (D) $12,000,000, less (E) the Stockholder Representative Reserve, less (F) the Escrow Amount, less (G) Indebtedness of the Company and its Subsidiaries existing as of the Closing (other than such Indebtedness set forth on Schedule 3.1(c)(i)).

           "Intellectual Property" means all intellectual property rights used by the Company and its Subsidiaries arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights, (iv) discoveries, concepts, ideas, research and development, trade secrets, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company and its Subsidiaries, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by copyrights or patents, and (v) all Software and Technology of the Company and its Subsidiaries.

           "IRS" means the Internal Revenue Service.

           "Knowledge" means, with respect to (i) any Person other than the Company or its Subsidiaries, the knowledge of, after reasonable inquiry by, the senior officers or comparable representatives of such Person, (ii) an individual, the knowledge of, after reasonable inquiry by, such individual, or
(iii) the Company or its Subsidiaries, the knowledge of, after reasonable inquiry by, Rock Morphis, Mike Finley, Ted Carpenter, Stewart Warren, Steve Holman and Steve Zeger.

           "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement.

           "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Body.

           "Liability" means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).

           "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

           "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to (i) the business, assets, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries (taken as a whole), including a termination of or materially adverse modification to the CMS Agreement (including with respect to reimbursement rates), or (ii) the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or perform its material obligations under this Agreement or the Company Documents.

           "Merger Consideration" means the Common and Preferred Stock Merger Consideration and the Preferred Stock Redemption Amount.

           "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

           "Ordinary Course of Business" means the ordinary and usual course of day-to-day operations of the business of the Company and its Subsidiaries through the date hereof consistent with past practice.

           "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

           "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the Company Properties so encumbered and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any asset subject thereto or affected thereby.

           "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

           "Pre-Closing Tax Period" means any taxable year or period (or portion thereof) that ends on or before the Effective Time.

           "Preferred Stock" collectively means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

           "Preferred Stock Redemption Amount" means, collectively, the (A) the Series A Preferred Stock Redemption Amount, if any, (B) the Series B Preferred Stock Redemption Amount, if any, and (C) the Series C Preferred Stock Redemption Amount, if any.

           "Principal Stockholders" means, collectively, each of the Persons set forth in Schedule 1.1, together with their respective successors and assigns.

           "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

           "Stockholder Representative Reserve" means $25,000 intended to defray the costs and expenses incurred by the Stockholder Representative in connection with its obligations under this Agreement.

           "Straddle Period" means any taxable year or period that includes, but does not end on, the Closing Date.

           "Subsequent Bonus Amount" means with respect to the calculation of the Escrow Payment, an amount equal to twenty percent (20%) of the Escrow Residual Amount.

           "Subsidiary" means any Person of which the Company directly or indirectly owns voting securities, other voting rights or voting partnership interests which are sufficient to elect at least a majority of such Person's board of directors or other governing body (or, if there are no such voting interests, the Company directly or indirectly owns 50% of the equity interests of such Person). Notwithstanding the foregoing, the following companies shall, for purposes of this Agreement, be deemed Subsidiaries of the Company:
SelectCare, Golden Triangle Physician Alliance and Heritage Physician Networks.

           "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of its Subsidiaries, or any of their Affiliates.

           "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

           "Taxing Authority" means the IRS and any other Governmental Body responsible for the administration of any Tax.

           "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by the Company or any Subsidiary.

           "Transaction Expenses" means all the transaction costs and Transfer Taxes of the Company, the Company Stockholders and the Stockholder Representative (excluding the Stockholder Representative Reserve), including brokers' or finders' fees and fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and experts, incurred by the Company or its Subsidiaries in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including fifty percent (50%) of the premium for the D&O Insurance.

           "Transfer Taxes" means all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges as levied by any Governmental Body including any interest and penalties) in connection with the transactions contemplated by this Agreement.

           "Treasury Regulations" means the regulations promulgated under the Code.

           "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

           (b) Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term                                                         Section
----                                                         -------

Agreement                                                    Preamble
Antitrust Laws                                               7.4(c)
Audited Statutory Financial Statements                       5.7(a)
Audited Year-End Statements                                  7.11(b)
Authorizations                                               5.18(a)
Balance Sheet                                                5.7(b)
Balance Sheet Date                                           5.7(b)
Certificates                                                 3.1(d)(iv)
Certificate of Merger                                        2.3
CIGNA Contract                                               5.14(d)
Closing                                                      2.2
Closing Date                                                 2.2
Closing Date Tax Balance Sheet                               9.5
COBRA                                                        5.15(i)
Common Stock                                                 3.1
Common and Preferred Stock Merger                            3.1(c)(ii)
   Consideration
Company                                                      Preamble
Company Documents                                            5.2
Company Entities                                             5.10(a)
Company Plans                                                5.15(a)
Company Properties                                           5.11(a)
Company Stock Options                                        3.1(e)(i)
Confidentiality Agreement                                    7.9
Consents                                                     Recitals
Deductible                                                   9.2
DGCL                                                         2.1
Dissenting Holder                                            3.2(h)
Dissenting Share Payments                                    9.2(e)
D&O Insurance                                                7.7(b)
Effective Time                                               2.3
Employees                                                    5.15(a)
Environmental Laws                                           5.19
ERISA Affiliate                                              5.15(a)
Escrow Agent                                                 3.1(g)
Escrow Amount                                                3.1(c)(i)(A)
Escrow Fund                                                  3.1(g)

Term                                                         Section
----                                                         -------

Escrow Payment                                               3.1(c)(ii)
Escrow Period                                                9.3(b)
Escrow Residual Amount                                       3.1(c)(ii)(A)
Exercise Difference                                          3.1(e)(ii)
Expiration Date                                              9.1(c)
Financial Statements                                         5.7(b)
HSR Act                                                      5.3(b)
IBNR                                                         7.2(b)(xiii)
Initial Cash Consideration                                   3.1(c)(i)(A)
Initial Option Cash-Out Consideration                        3.1(e)(ii)
Losses                                                       9.1(a)
Material Contracts                                           5.14(a)
Members                                                      5.14(a)(x)
Merger                                                       Recitals
Merger Sub                                                   Preamble
Merger Sub Common Stock                                      3.1
Multiemployer Plan                                           5.15(c)
Officer's Certificate                                        9.3(b)
Option Cash-Out Consideration                                3.1(e)(ii)
Pacificare                                                   3.1(c)(i)(A)
Pacificare Contract                                          5.14(d)
Pacificare Reserve Adjustment                                3.1(c)(i)(A)
Parent                                                       Preamble
Parent Documents                                             6.2
Parent Indemnified Parties                                   9.2
Parent Indemnifiable Losses                                  9.2
Paying Agent                                                 3.2(a)
Payment Fund                                                 3.2(a)
Payors                                                       5.18(d)
Per Share Amount                                             3.1(c)(i)
Per Share Common and Preferred Stock Consideration           3.1(c)(ii)
Preferred Stock Certificates                                 3.1(d)(iv)
Providers                                                    5.14(a)(x)
Provider Agreements                                          5.14(a)(x)
Real Property Lease                                          5.11(a)
SelectCare                                                   5.7(a)
Series A Preferred Stock                                     3.1
Series A Preferred Stock Redemption Amount                   3.1(d)(i)
Series B Preferred Stock                                     3.1
Series B Preferred Stock Redemption Amount                   3.1(d)(ii)
Series C Preferred Stock                                     3.1
Series C Preferred Stock Redemption Amount                   3.1(d)(iii)
Stark Statute                                                5.25(a)

Term                                                         Section
----                                                         -------

Statutory Financial Statements                               5.7(a)
Stock Certificate                                            3.1(c)
Stockholder Representative                                   10.1(a)
Stockholder Representative Documents                         10.1(h)
Surviving Corporation                                        2.1
Tax Losses                                                   9.5(a)
Tax Sharing Agreement                                        5.10(i)
TDI                                                          5.3(b)
Third-Party Interests                                        5.5
Title IV Plans                                               5.15(b)
Unresolved Claim                                             9.3(b)


           (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

           (i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

           (ii) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

           (iii) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

           (iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.


           (v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

           (vi) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

           (vii) Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

           (d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   Article II

                                   THE MERGER

           2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

           2.2 Closing. Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 (or the waiver thereof by the party entitled to waive that condition), the closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on a date to be specified by the parties, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver of each conditions to the Closing set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

           2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

           2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

           2.5 Certificate of Incorporation and By-laws.

           (a) The certificate of incorporation of the Surviving Corporation shall be amended at or prior to the Effective Time to be in the form of Exhibit C and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

           (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

           2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           2.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  Article III

                           EFFECT OF THE MERGER ON THE
                    SECURITIES OF THE COMPANY AND MERGER SUB

           3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of (i) (A) any shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (B) any shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), (C) any shares of the Company's Series B Participating Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), or (D) any shares of the Company's Series C Participating Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), or (ii) any shares of common stock, par value $0.01 per share ("Merger Sub Common Stock"), of Merger Sub, the following shall occur:

           (a) Common Stock of Merger Sub. The shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable as a whole for a number of shares of common stock of the Surviving Corporation equal in number to the number of shares of Common Stock outstanding immediately prior to the Effective Time. After the Effective Time, Parent shall be the sole stockholder of the Surviving Corporation.

           (b) Cancellation of Treasury Stock. Each share of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company (as treasury stock or otherwise) shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

           (c) Conversion of Common Stock and Preferred Stock. Each holder of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares held by the Company, any Subsidiary of the Company or a Dissenting Holder or shares of Preferred Stock redeemed in accordance with Section 3.1(d)) shall be entitled to receive, at the times and subject to reduction as set out in this Section 3.1, an amount in cash, without interest, for each such share, equal to the sum of:

           (i) the "Per Share Amount," which is equal to the quotient obtained by dividing

                      (A) an amount (the "Initial Cash Consideration") equal to
           (I) $98,000,000, plus (II) if prior to the Closing, Heritage Physician Networks and Pacificare of Texas, Inc. ("Pacificare") execute and deliver a final, written settlement agreement, resolving all claims arising under and relating to the Pacificare Contract, and releasing the Company and its Subsidiaries from all Liability thereunder, then an amount equal to fifty percent (50%) of the amount by which the shareholders' equity of the Company, as determined in accordance with GAAP, increases as a result of such settlement, after giving effect to any amounts paid or accrued in respect of such settlement (the "Pacificare Reserve Adjustment"); provided, however, the Pacificare Reserve Adjustment shall not exceed $2,000,000, plus
           (III) an aggregate amount of $1,847,800, which represents the proceeds from the exercise of warrants of the Company outstanding immediately prior to the Closing Date plus the product of the aggregate number of all Company Stock Options outstanding immediately prior to the Closing Date (including any Company Stock Options that are to be exercised immediately prior to the Effective Time) multiplied by the weighted average exercise price of such Company Stock Options, less (IV) all Transaction Expenses, less (V) the Initial Bonus Amount, less (VI) the aggregate Preferred Stock Redemption Amount (if any), less (VII) $4,900,000 (the "Escrow Amount"), less (VIII) any Indebtedness of the Company or its Subsidiaries existing as of the Closing (other than such Indebtedness set forth on Schedule 3.1(c)(i)), less (IX) the Stockholder Representative Reserve, by

                      (B) the number of shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time (after giving effect to any option or any warrant exercises or Preferred Stock conversions at or prior to the Effective Time and any redemptions of Preferred Stock in accordance with Section 3.1(d)) plus the number of shares of Common Stock subject to issuance in respect of unexercised Company Stock Options that are cancelled and converted pursuant to Section 3.1(e)(ii);

           provided, however, that notwithstanding the foregoing, to the extent that the proceeds from the exercise of Company Stock Options and Company warrants are not placed into a segregated fund available at Closing for the payment of the Aggregate Consideration, the Initial Cash Consideration shall be reduced by such unavailable amount; and provided, further, that in no event will the aggregate Per Share Amounts and the Initial Option Cash-Out Consideration payable pursuant to this Agreement exceed the Initial Cash Consideration;

           plus

           (ii) at the time set forth in, and subject to, Section 9.3, the "Escrow Payment," if any, which is equal to the quotient obtained by dividing

                      (A) an amount equal to (I) the Escrow Amount (and any interest that accrues on the Escrow Amount while the Escrow Amount is held in the Escrow Fund), less (II) the aggregate amounts paid or payable in respect of indemnifiable Losses or any other expenses or amounts deducted from the Escrow Fund, in each case in accordance with Article IX or the Escrow Agreement (the amount calculated pursuant to clauses (I) and (II) of this subsection A is referred to as the "Escrow Residual Amount"), less (III) the applicable Subsequent Bonus Amount, by

                      (B) the number of shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time (after giving effect to any option or any warrant exercises or Preferred Stock conversions at or prior to the Effective Time and any redemptions of Preferred Stock in accordance with Section 3.1(d)) plus the number of shares of Common Stock subject to issuance in respect of unexercised Company Stock Options that are cancelled and converted pursuant to Section 3.1(e)(ii);

           (collectively, the amount payable per share pursuant to clauses (i) and (ii) is referred to as the "Per Share Common and Preferred Stock Consideration," and, collectively, the amounts payable pursuant to clauses (i) and (ii) above in respect of such shares is referred to as the "Common and Preferred Stock Merger Consideration").

           At the Effective Time, all shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and such shares of Common Stock and Preferred Stock shall be cancelled and retired and shall cease to exist, and each certificate (a "Stock Certificate") formerly representing any such shares of Common Stock and Preferred Stock (other than such shares held by the Company, any Subsidiary of the Company or a Dissenting Holder or shares of Preferred Stock redeemed in accordance with Section 3.1(d))) shall thereafter represent only the right to receive the applicable portion of the Common and Preferred Stock Merger Consideration and any such shares of Common Stock or Preferred Stock held by a Dissenting Holder shall thereafter represent only the right to receive the applicable payments set forth in Section 3.2(h).

           (d) Redemption of Preferred Stock.

           (i) If the Board of Directors of the Company determines that the Per Share Amount is less than or equal to $1.06 (which such determination shall be provided to Parent), each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares held by the Company, any Subsidiary of the Company or any Dissenting Holder) shall be automatically redeemed at the Effective Time and the holder thereof shall be entitled to receive upon compliance with Section 3.2(b)(ii) an amount in cash, without interest, equal to the sum of (A) the consideration received by the Company upon the initial issuance of such share of Series A Preferred Stock and
(B) the amount such share would be entitled to receive if such share were sharing in the distribution of the remaining consideration in connection with the Merger on a pro rata basis with the Common Stock in accordance with the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible, but in no event shall the total amount payable to such holder for a redeemed share of Series A Preferred Stock exceed an amount equal to $1.06 (such amount, the "Series A Preferred Stock Redemption Amount"), and such holder shall not be entitled to receive any other consideration in respect of the Merger.

           (ii) If the Board of Directors of the Company determines that the Per Share Amount is less than or equal to $2.00 (which such determination shall be provided to Parent), each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares held by the Company, any Subsidiary of the Company or any Dissenting Holder) shall be automatically redeemed at the Effective Time and be entitled to receive upon compliance with Section 3.2(b)(ii) an amount in cash, without interest, equal to $2.00 (such amount, the "Series B Preferred Stock Redemption Amount"), and such holder shall not be entitled to receive any other consideration in respect of the Merger.

           (iii) If the Board of Directors of the Company determines that the Per Share Amount is less than or equal to $1.22 (which such determination shall be provided to Parent), each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares held by the Company, any Subsidiary of the Company or any Dissenting Holder) shall be automatically redeemed at the Effective Time and be entitled to receive an amount upon compliance with Section 3.2(b)(ii) in cash, without interest, equal to $1.22 (such amount, the "Series C Preferred Stock Redemption Amount"), and such holder shall not be entitled to receive any other consideration in respect of the Merger.

           (iv) At the Effective Time, all redeemed shares of Preferred Stock shall no longer be outstanding and such shares of Preferred Stock shall be cancelled and retired and shall cease to exist, and each certificate (a "Preferred Stock Certificate" and together with the Stock Certificates, the "Certificates") formerly representing any such redeemed shares of Preferred Stock (other than such shares held by the Company, any Subsidiary of the Company or a Dissenting Holder) shall thereafter represent only the right to the Series A Preferred Stock Redemption Amount, the Series B Preferred Stock Redemption Amount or the Series C Redemption Amount, as applicable.

           (e) Company Stock Options.

           (i) Prior to the Closing, the Company shall take all actions necessary to cause all outstanding options to purchase shares of Common Stock (the "Company Stock Options"), whether or not vested or exercisable by their respective terms, to become fully vested and exercisable immediately prior to the Effective Time. Holders of Company Stock Options, except for vested options being exercised prior to the Closing Date in accordance with the terms of the applicable Company Plan, shall be given the opportunity to exercise their Company Stock Options, effective immediately prior to the Effective Time and conditioned upon the occurrence of the Closing, and thereby to become Company Stockholders, entitled to receive the Per Share Common and Preferred Stock

Merger Consideration for each share of Common Stock at the same time and in the same manner as the other Company Stockholders pursuant to Section 3.2. All written communications distributed generally to employees by or on behalf of the Company regarding such exercises will be mutually acceptable to Parent and the Company.

           (ii) Prior to the Closing, the Company shall take all actions necessary to cause all Company Stock Options that are outstanding immediately prior to the Effective Time that are not exercised in accordance with Section 3.1(e)(i) to (x) be cancelled and null and void and (y) converted, such that the holders thereof shall be entitled to receive, at the same time as the Company Stockholders, for each such Company Stock Option to acquire one share of Common Stock, (x) an amount in cash equal to the Per Share Amount minus the exercise price per share of such Company Stock Option (such difference being referred to as the "Exercise Difference" and such collective amounts being referred to as the "Initial Option Cash-Out Consideration") and (y) the Escrow Payment, if any (collectively, such payments are referred to as, together with the Initial Option Cash-Out Consideration, the "Option Cash-Out Consideration"). All applicable withholding Taxes attributable to the payments made hereunder with respect to any Company Stock Option shall be deducted from the amounts payable hereunder with respect to such Company Stock Option. Notwithstanding anything in this Section 3.1(e)(ii) to the contrary, in the event the Exercise Difference is zero or a negative number with respect to any Company Stock Option, the holder of such Company Stock Option shall receive no consideration in connection with the cancellation of such Company Stock Option pursuant to this Section 3.1(e)(ii). All written communications distributed generally to employees by or on behalf of the Company regarding such cancellation and conversion will be mutually acceptable to Parent and the Company.

           (iii) In connection with the termination of the Company Plans, following the Effective Time, no holder of Company Stock Options or any participant in or beneficiary of the Company Plans, will have any right to acquire or receive any equity securities of the Surviving Corporation, any Subsidiary thereof or any consideration other than as contemplated pursuant to this Section 3.1(e).

           (f) Warrants. All warrants issued by the Company that are not exercised prior to the Effective Time will terminate and expire as of the Effective Time. Prior to the Effective Time, the Company shall take all actions necessary to effectuate such termination at the Effective Time.

           (g) Escrow Fund. At the Closing, Parent shall cause to be deposited with an escrow agent (the "Escrow Agent"), the Escrow Amount, which is to be held in an interest-bearing account in accordance with the terms of the Escrow Agreement and Article IX (the "Escrow Fund").

           3.2 Payment for Company Securities.

           (a) Paying Agent. Prior to the Effective Time, for the benefit of holders of Company Securities, Parent shall designate, or shall cause to be designated (pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company), a bank or trust company acceptable to the Company in its reasonable discretion to act as agent (the "Paying Agent") for the payment of the aggregate Per Share Amounts and the Preferred Stock Redemption Amount, upon surrender of the Certificates, from time to time after the Effective Time. At the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Per Share Amounts and the Preferred Stock Redemption Amount (collectively, the "Payment Fund").

           (b) Payment Procedures. (i) No more than two (2) Business Days after the Effective Time Parent shall cause the Paying Agent to mail to each holder of record of Common Stock and Preferred Stock (other than those shares of Preferred Stock that have been redeemed by the Company pursuant to Section 3.1(d)) (i) a form of letter of transmittal (which shall (A) specify that delivery shall be effected, and risk of loss and title to the Stock Certificates held by such Person shall pass, only upon proper delivery of the Stock Certificates to the Paying Agent, (B) be in customary form reasonably acceptable to Parent with no representations or warranties or indemnities from holders thereof other than customary representations and warranties from such holders with respect to ownership of such stock and the right and authority to sell such stock, and (C) have such other provisions as Parent may reasonably specify (including an affidavit of non-foreign status of each of the holders that complies with
Section 1445 of the Code) and shall be in form and substance reasonably satisfactory to Parent), and (ii) instructions for use in effecting the surrender of the Stock Certificates or the appropriate documentation in exchange for the applicable Merger Consideration, in each case in accordance with, and subject to, the terms of this Article III. Upon surrender of a Stock Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent consistent with this Section 3.2(b), as of the Effective Time, the holder of such Stock Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration into which the shares formerly represented by such Stock Certificate shall have been converted pursuant, and subject, to the terms of this Article III, and the Stock Certificate so surrendered shall forthwith be cancelled.

           (ii) On or prior to the date the Company solicits any Consents, the Company shall send a notice of redemption to notify each holder of issued and outstanding shares of Preferred Stock, in each case, in accordance with the terms of the Company's certificate of incorporation, any other document or instrument governing the terms of such Preferred Stock and applicable Law. In addition, the Company will notify each holder of Preferred Stock at least five
(5) days prior to the Closing of the Board of Directors' decision as to whether shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be redeemed in accordance with the terms of the Company's certificate of incorporation and Section 3.1(d). If any such shares are to be redeemed, the holders of such shares will be afforded the opportunity to convert such shares into Common Stock immediately prior to and conditioned upon the occurrence of the Closing and in accordance with the Company's certificate of incorporation. Upon surrender of a Preferred Stock Certificate representing any share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be redeemed pursuant to Section 3.1(d) and this Section 3.2(b)(ii), together with such other documents as may reasonably be required by the Company or Parent, such holder of record of such Preferred Stock Certificate shall be entitled to receive the applicable redemption amount contemplated by
Section 3.1(d), and such Preferred Stock Certificate surrendered shall forthwith be cancelled.

           (iii) In the event of a transfer of ownership of a share of a Company Security that is not registered in the stock transfer books of the Company, the proper amount of Merger Consideration (as determined in accordance with, and subject to, the terms this Article III) may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all the documents required by this
Section 3.2(b), and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

           (c) No Further Ownership Rights in Company Securities. All cash paid upon the surrender for exchange of Certificates in accordance with, and subject to, the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Securities previously represented by such Certificates, and at the Effective Time the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Securities that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 3.2(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Entity or the Paying Agent for any reason, they shall be canceled and exchanged or redeemed as provided in this Article III.

           (d) No Liability. None of the Surviving Corporation, Parent, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (e) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of their claim for the applicable Merger Consideration (as determined in accordance with, and subject to, the terms this Article III). If any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration (as determined in accordance with, and subject to, the terms this Article III) would otherwise escheat to or become the property of any Governmental Body, any such Merger Consideration (as determined in accordance with, and subject to, the terms this Article III) in respect thereof shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

           (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (and if the Surviving Corporation shall request, the posting of a bond in form and substance reasonably satisfactory to the Surviving Corporation) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the applicable amount of Merger Consideration (as determined in accordance with, and subject to, the terms this Article III).

           (g) Withholding Rights. The Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of U.S. state or local Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party otherwise entitled to receive such payment in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

           (h) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any holder of Company Securities issued and outstanding immediately prior to the Effective Time who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) (a "Dissenting Holder") shall not have the right to receive the applicable Merger Consideration (as determined in accordance with, and subject to, the terms this Article III), unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. Each Dissenting Holder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to shares of Common Stock or Preferred Stock owned by such Dissenting Holder. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such holder shall be entitled to receive the full amount of such holder's portion of the Merger Consideration (as determined in accordance with, and subject to, the terms this Article III).

           3.3 Aggregate Consideration Spreadsheet. Three (3) Business Days prior to the Closing Date, the Company and the Stockholder Representative shall deliver to Parent an updated draft of the Aggregate Consideration Spreadsheet setting forth the estimated amount and allocation of Aggregate Consideration that would be paid or issued to each Company Stockholder and holders of Company Stock Options pursuant to this Article III. At the Closing, the Company and the Stockholder Representative shall deliver to Parent the Aggregate Consideration Spreadsheet setting forth the final calculation of such amounts.

           3.4 Stockholder Representative Reserve. At the Closing, Parent shall cause to be deposited, in an account designated by the Stockholder Representative at least three (3) Business Days prior to Closing, the Stockholder Representative Reserve. The Stockholder Representative Reserve (and earnings thereon) may be applied as the Stockholder Representative, in its sole discretion, determines appropriate to defray, offset, or pay any charges, fees, costs, liabilities or expenses of the Stockholder Representative incurred in connection with the transactions contemplated by this Agreement or the Escrow Agreement. The balance of the Stockholder Representative Reserve held pursuant to this Section 3.4, if any, and any income earned thereon, shall be deposited into the Escrow Fund and distributed to the Company Stockholders and holders of Company Stock Options who are entitled to receive the Common and Preferred Stock Merger Consideration and Option Cash-Out Consideration as part of and on the same terms and conditions as the distribution of the Escrow Payment. Notwithstanding the foregoing, the Stockholder Representative Reserve shall only be so distributed when the Stockholder Representative determines, in its sole discretion, that such distribution is appropriate. Parent and the Surviving Corporation shall have no liability or responsibility to the Company Stockholders or holders of Company Stock Options with respect to the Stockholder

Representative Reserve or the actions and responsibilities of the Stockholder Representative contemplated by this Section 3.4.

           3.5 Payment of Bonuses and Transaction Expenses. At or promptly following the Closing, Parent shall pay, or cause to be paid, all unpaid Transaction Expenses, the Initial Bonus Amount and the Initial Option Cash-Out Consideration (in accordance with the Aggregate Consideration Spreadsheet) by wire transfer of immediately available funds to the account(s) designated by the recipients thereof upon receipt of an executed release or pay-off letter, as applicable, by each such recipient.

                                    Article IV

                        TERMINATION, AMENDMENT AND WAIVER

           4.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time as follows:

           (a) At the election of either Parent or the Company on or after May 31, 2004, if the Closing shall not have occurred by the close of business on such date; provided, however, that if on such date the condition to the Closing set forth in Section 8.1(f) shall not have been satisfied, then either Parent or the Company may cause such date to be extended by up to two additional thirty
(30) day periods, upon delivery of written notice to the other party; provided, further, however, that the right to terminate this Agreement under this Section 4.1(a) shall not be available to any party who is in material default of any of its obligations hereunder;

           (b) by mutual written consent of Parent and the Company;

           (c) by written notice from Parent to the Company if there has been a Material Adverse Effect;

           (d) by either Parent or the Company if (i) there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or (ii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Body that would make consummation of the Merger illegal;

           (e) by Parent, so long as Parent is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if there shall have been a material breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Sections 8.1(a), 8.1(b) or 8.1(c) and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) days following receipt by the Company of notice of such breach from Parent;

           (f) by Parent, so long as Parent is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if the Company has failed to comply with the provisions of Section 7.11(b); or

           (g) by the Company, so long as the Company is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if there shall have been a material breach of any representation, warranty, covenant or agreement of Parent set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Sections 8.2(a) or 8.2(b) and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) days following receipt by Parent of notice of such breach from the Company.

           4.2 Procedure Upon Termination. In the event of termination and abandonment by Parent or the Company, or both, pursuant to Section 4.1 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate without further action by Parent or the Company.

           4.3 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability or obligation to Parent or the Company; provided, however, that nothing in this
Section 4.3 shall relieve Parent or the Company of any liability for a breach of this Agreement prior to the effective date of such termination.

                                    Article V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to each of Parent and Merger Sub on the date hereof and as of the Closing Date that:

           5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

           5.2 Authorization of Agreement. The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Company Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, as applicable, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Board of Directors of the Company, at a meeting duly called and held at which all the directors of the Company were present in person or by telephone, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) directing that the adoption of this Agreement be submitted to the stockholders of the Company and (iii) recommending that the stockholders of the Company adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, and each series of Preferred Stock voting as a separate class are the only approvals of holders of any class or series of Company capital stock necessary or required (under applicable Law, the Company's certificate of incorporation and bylaws, or otherwise) to approve this Agreement and the transactions contemplated hereby, including the Merger. This Agreement, the Merger and the other transactions contemplated hereby will have been authorized, approved and consented to by the written consent of a majority of the holders of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class and each series of Preferred Stock voting as a separate class, and such written consents will be obtained in compliance with, and are valid and effective under, Section 228 of the DGCL.

           5.3 Conflicts; Consents of Third Parties.

           (a) Assuming the receipt of the consents set forth in Section 5.3(b)(A), (B) and (C), none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the Merger and the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Company or any Subsidiary under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company or any Subsidiary; (ii) any Material Contract, or Permit to which the Company or any Subsidiary is a party or by which any of the properties or assets of the Company or any Subsidiary are bound; (iii) any Order of any Governmental Body applicable to the Company or any Subsidiary or any of the properties or assets of the Company or any Subsidiary; or (iv) any applicable Law.

           (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or any Subsidiary in connection with
(i) the execution and delivery of this Agreement or the Company Documents, the compliance by the Company with any of the provisions hereof, or the consummation by the Company of the Merger or the other transactions contemplated hereby, or
(ii) the continuing validity and effectiveness immediately following the Closing of any Permit, Authorization or Material Contract of the Company or any Subsidiary, except for (A) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act"), (B) those consents and filings required by the Texas Department of Insurance (the "TDI") and (C) those consents and filings set forth on Schedule 5.3(b).

           5.4 Capitalization.

           (a) The authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, (ii) 18,809,632 shares of Series A Preferred Stock, (iii) 5,223,363 shares of Series B Preferred Stock and (iv) 11,727,446 shares of Series C Preferred Stock. As of the date hereof, there are (i) 16,769,050 shares of Common Stock issued and outstanding (ii) 18,809,632 shares of Series A Preferred Stock issued and outstanding, (iii) 5,223,363 shares of Series B Preferred Stock issued and outstanding, (iv) 11,727,446 shares of Series C Preferred Stock issued and outstanding and (v) 0 shares of Common Stock and Preferred Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Company Securities were duly authorized for issuance and are validly issued, fully paid and non-assessable.

           (b) Except as set forth on Schedule 5.4(b), there is no existing option, warrant, call, right or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as set forth on Schedule 5.4(b), the Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of the Company.

           5.5 Subsidiaries. Schedule 5.5 sets forth with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. Each Subsidiary has all requisite corporate or entity power and authority to own its properties and carry on its business as presently conducted. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all Liens, except as set forth in Schedule
5.5. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract to which any Subsidiary is a party requiring, and there are no convertible securities of any

Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary. Other than the Subsidiaries of the Company, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any shares of capital stock or equity or ownership interests in, any other Person (collectively, "Third-Party Interests"). Neither the Company nor any Subsidiary of the Company have any rights to, or are bound by any commitment or obligation to, acquire by any means, directly or indirectly, any Third-Party Interests or to make any investment in, or contribution or advance to, any Person.

           5.6 Corporate Records.

           (a) The Company has delivered to Parent true, correct and complete copies of the certificates of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company and each of its Subsidiaries.

           (b) The minute books of the Company and each Subsidiary previously made available to Parent contain true, correct and complete records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and board of directors (including committees thereof) of the Company and its Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and its Subsidiaries previously made available to Parent are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company and its Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

           5.7 Financial Statements.

           (a) The Company has previously delivered to Parent (i) the audited statutory statement of admitted assets, liabilities and surplus of SelectCare of Texas, LLC ("SelectCare") as of, and the audited statutory statements of income, changes in surplus, and cash flows of SelectCare for the fiscal year ended December 31, 2002 (collectively, the "Audited Statutory Financial Statements") and (ii) the unaudited statutory statement of admitted assets, liabilities and surplus of SelectCare as of, and the unaudited statutory statements of income, changes in surplus, and cash flows of SelectCare for the year ended December 31, 2003 and for the quarterly periods ending March 31, 2003, June 30, 2003 and September 30, 2003 (collectively with the Audited Statutory Financial Statements, the "Statutory Financial Statements"). The Audited Statutory Financial Statements have been certified without qualification by Ernst & Young, the Company's independent public accountants. The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the TDI applied on a basis consistent throughout the periods covered, fairly present, in all material respects, the admitted assets, liabilities and surplus as of the respective dates thereof and the results of operations and cash flows of SelectCare for the periods referred to therein, on the basis of the accounting described in the respective notes thereto, and are consistent with the books and records of SelectCare.

           (b) Attached hereto as Schedule 5.7(b) are the following financial statements (collectively, the "Financial Statements"): (i) complete and correct copies of the Company's unaudited consolidated balance sheet as of December 31, 2003 (the "Balance Sheet") and the related unaudited consolidated statements of income and of cash flows for the twelve (12) month period ended December 31, 2003, all prepared in accordance with GAAP, (ii) complete and correct copies of the Company's audited consolidated balance sheets as of December 31, 2002 and December 31, 2000 and related audited statements of income and of cash flows for the twelve (12) month periods ended December 31, 2002 and December 31, 2000,
(iii) complete and correct copies of the Company's unaudited consolidated balance sheet as of December 31, 2001 and the related unaudited consolidated statements of income and of cash flows for the twelve (12) month period ended December 31, 2001, (iv) complete and correct copies of the unaudited consolidating balance sheet of the Company and its Subsidiaries by legal entity as of December 31, 2003 and the related unaudited consolidating statements of income for the fiscal year ended December 31, 2003, and (v) complete and correct copies of the unaudited consolidating income statements of the Company and its Subsidiaries by product/network for the fiscal year ended December 31, 2003. The Financial Statements have been prepared in accordance with GAAP (except with respect to the unaudited Financial Statements, which are subject to normal, customary year-end and audit adjustments and are subject to those items that may be disclosed in notes to audited financial statements), consistently applied throughout the periods indicated, present fairly in all material respects the financial condition and results of operations of the Company as of such dates, are complete and correct in all material respects, and are in accordance with the books and records of the Company and its Subsidiaries.

           For the purposes hereof, December 31, 2003 is referred to as the "Balance Sheet Date."

           (c) The Audited Year-End Statements delivered pursuant to Section
7.11 will be prepared in accordance with GAAP as indicated in Section 7.11, consistently applied throughout the periods indicated, and will present fairly in all material respects the financial condition of the Company and its Subsidiaries as of December 31, 2003, will be complete and correct in all material respects, and will be in accordance with the books and records of the Company and its Subsidiaries (which books and records will be complete and correct in all material respects).

           (d) The reserves recorded in the accounting records of the Company and its Subsidiaries for medical benefits, losses, claims and expenses incurred in connection with the Medicare and commercial businesses of the Company and its Subsidiaries and any other reserves (i) were prepared in accordance with the actuarial and accounting practices prescribed or permitted by the TDI, (ii) make good and sufficient provisions for all insurance obligations of the Company and its Subsidiaries (provided that this representation is not intended to constitute a guaranty as to the ultimate adequacy or sufficiency of such provisions), (iii) to the Knowledge of the Company, meet the requirements of any Law applicable to such reserves and the requirements of any Authorizations of the Company and its Subsidiaries and (iv) are computed on the basis of assumptions consistent with those used in computing the corresponding reserves in the prior fiscal year. The Company is not aware of any facts or circumstances which would necessitate any material adverse change in the statutorily required reserves or reserves above those reflected in the Financial Statements and Statutory Financial Statements (other than increases consistent with past experience resulting from increases in enrollment with respect to services provided by the Company or its Subsidiaries). All payments to and/or settlements with providers of any medical services have been accounted for in the appropriate medical expense reserve account (by category of medical expense) and have been reflected as a medical expense of the Company and its Subsidiaries. As of the date hereof, the capital and surplus for SelectCare is not less than 150% of the authorized control level as defined in NAIC Risk Based Capital Guidelines.

           (e) The Company has provided or made available to Parent true and correct documentation, electronic and otherwise, of data representing all paid medical claims (including all medical payments and/or settlements) through December 31, 2003. The Company has also provided documentation, electronic and otherwise, that supports the medical claims data provided. The paid medical claims data provided to Parent reflect any changes to the business of the Company and its Subsidiaries since their inception that would materially affect total medical costs. All paid medical claims and settlements of the Medicare business of the Company and its Subsidiaries since January 1, 2001 have been properly reflected as medical expenses.

           (f) The Company and its Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of their respective assets. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

           5.8 No Undisclosed Liabilities. Except as set forth on Schedule 5.8, neither the Company nor any Subsidiary has any Indebtedness, obligations or Liabilities of any kind other than those (i) fully reflected in, reserved against or otherwise described in the Balance Sheet or (ii) immaterial to the Company or its Subsidiaries, taken as a whole, and incurred in the Ordinary Course of Business since the Balance Sheet Date.

           5.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.9, since the Balance Sheet Date
(i) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date:

           (a) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any Subsidiary having a replacement cost of more than $50,000 for any single loss or $200,000 for all such losses;

           (b) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Subsidiary;

           (c) except as set forth on Schedule 5.9(c), neither the Company nor any Subsidiary has awarded or paid any bonuses to employees of the Company or any Subsidiary with respect to the fiscal year ended December 31, 2003, except to the extent previously disclosed to Parent in writing, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;

           (d) there has not been any material change by the Company or any Subsidiary in accounting or Tax reporting principles, methods or policies;

           (e) neither the Company nor any Subsidiary has made or changed any material election concerning Taxes or Tax Returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling;

           (f) neither the Company nor any Subsidiary has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

           (g) except as set forth on Schedule 5.9(g), neither the Company nor any Subsidiary has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any stockholder of the Company or any director, officer, partner, stockholder or Affiliate of the Company or any Subsidiary;

           (h) neither the Company nor any Subsidiary has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

           (i) neither the Company nor any Subsidiary has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

           (j) neither the Company nor any Subsidiary has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

           (k) neither the Company nor any Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of $50,000 individually or $200,000 in the aggregate;

           (l) except as set forth on Schedule 5.9(l), neither the Company nor any Subsidiary has issued, created, incurred, assumed or guaranteed any Indebtedness;

           (m) neither the Company nor any Subsidiary has failed to pay any medical claim liability or Indebtedness when due, and all such claim liabilities have been properly recorded in the accounts of the Company and its Subsidiaries, except for any such failure attributable to a claim contested by the Company or any of its Subsidiaries in good faith in the Ordinary Course of Business (provided an appropriate reserve is established therefor);

           (n) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

           (o) neither the Company nor any Subsidiary has received notice of, instituted or settled any material Legal Proceeding; and

           (p) none of Company or any of its Subsidiaries has agreed, committed, arranged or entered into any understanding to do anything set forth in this
Section 5.9.

           5.10 Taxes.

           (a) (i) All material Tax Returns required to be filed by or on behalf of the Company or any Subsidiary or any Affiliated Group of which the Company or any Subsidiary is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all Taxes payable (A) with respect to any taxable period (or portion thereof) ending on or prior to December 31, 2003 by or on behalf of the Company or any Subsidiary or any Affiliated Group of which the Company or any Subsidiary is or was a member (the "Company Entities") have been fully and timely paid or otherwise properly and clearly accrued in the Balance Sheet and the books and records of the Company and its Subsidiaries and
(B) by or on behalf of any of the Company Entities with respect to any taxable period (or portion thereof) between January 1, 2004 and the Closing Date have been fully and timely paid or otherwise properly and clearly accrued in the Closing Date Tax Balance Sheet and the books and records of the Company and its Subsidiaries. With respect to any period for which Tax Returns of or relating to the Company or any of its Subsidiaries or any such Affiliated Group have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes properly and clearly reflected in the Balance Sheet and on its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company and each Subsidiary.

           (b) Each of the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

           (c) Parent has received complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of each of the Company and its Subsidiaries relating to the taxable periods beginning on January 1, 2000 and
(ii) any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company or any Subsidiary. Except as otherwise provided in Schedule 5.10(c), all income and franchise Tax Returns filed by or on behalf of the Company or any Subsidiary have been examined by the relevant Taxing Authority or the statute of limitations with respect to such Tax Returns has expired.

           (d) Schedule 5.10(d) lists (i) all jurisdictions in which the Company or any subsidiary has paid Taxes for taxable periods beginning on January 1, 2000, (ii) all types of Taxes paid for such years, and (iii) all types of Tax Returns filed by or on behalf of Company or any Subsidiary for such years. No claim has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

           (e) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Company or any Subsidiary have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has the Company or any of its Subsidiaries received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation. To the Company's Knowledge, no issue has been raised by a Taxing Authority in any prior examination of the Company or any Subsidiary which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

           (f) None of the Company, any of its Subsidiaries or any other Person on their behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or such Subsidiary, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any Knowledge that any Taxing Authority has proposed any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any Subsidiary, (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any Subsidiary, (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (v) granted any extension or waived the statute of limitations for the assessment or collection of Taxes, which Taxes have not since been paid, or (vi) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

           (g) No property owned by the Company or any of its Subsidiaries is
(i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code, (iv) "limited use property" within the meaning of

Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the Code or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

           (h) Neither the Company nor any of its Subsidiaries has any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

           (i) Neither the Company nor any of its Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) (collectively, a "Tax Sharing Agreement") pursuant to which it will have any obligation to make any payments after the Effective Time.

           (j) Schedule 5.10(j) sets forth each contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Parent, the Company or their respective Affiliates by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

           (k) Neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

           (l) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company or any Subsidiary other than Permitted Exceptions.

           (m) Neither the Company nor any of its Subsidiaries has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which Company is the common parent.

           (n) Schedule 5.10(n) sets forth (i) each Subsidiary of the Company that is properly treated as a disregarded entity (i.e., not treated as an entity separate from its owner) under Treasury Regulations Section 301.7701-3 and under each analogous or similar provision of state or local law in each jurisdiction where such Subsidiary is required to file an income or franchise Tax Return and
(ii) each Subsidiary that is properly treated as a partnership under Subchapter K of the Code and under each analogous or similar provision of state or local law in each jurisdiction where such Subsidiary is required to file an income or franchise Tax Return. No Subsidiary of the Company has had a voluntary or involuntary termination or revocation of the status described in clause (i) or
(ii).

           (o) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two
(2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

           (p) There is no taxable income of the Company or any of its Subsidiaries that will be required under applicable Tax Law to be reported by Parent or any of its Affiliates, including the Company or any of its

Subsidiaries, for a taxable period beginning after the Effective Time which taxable income was realized prior to the Effective Time.

           (q) Schedule 5.10(q) sets forth, with respect to each of the Company and its Subsidiaries (i) any material "intercompany transactions" in respect of which gain was and continues to be deferred pursuant to Treasury Regulations
Section 1.1502-13 or any analogous or similar provision of Law, and (ii) any "excess loss accounts" in respect of the stock of any Subsidiary pursuant to Treasury Regulations Section 1.1502-19, or any analogous or similar provision of Law. The Company's tax attributes as of December 31, 2002 are an alternative minimum tax credit carryover of $61,815, a federal net operating loss carryforward of $17,876,054, an alternative minimum tax net operating loss carryforward of $18,050,376, a capital loss carryforward of $486,553 and a state net operating loss carryforward of $25,639,681.

           (r) Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

           (s) None of the Company or any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A).

           (t) Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

           For purposes of this Section 5.10, any reference to the Company or its Subsidiaries shall be deemed to include any Person which merged with or was liquidated into such Company or Subsidiary.

           5.11 Real Property.

           (a) Schedule 5.11(a) sets forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries (individually, a "Real Property Lease" and collectively, the "Company Properties") as lessee or lessor. Neither the Company nor its Subsidiaries own in fee title any real property. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. All of the Company Properties, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to Parent true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

           (b) The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the Real Property Leases is in full force and effect, and neither the Company nor any Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Real Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party of the Real Property Leases has exercised any termination rights with respect thereto.

           5.12 Assets. The Company and its Subsidiaries have good and marketable title to all of the assets (tangible or intangible) purported to be owned by the Company and its Subsidiaries and relating to, or used in, its business, free and clear of all Liens, except for Permitted Exceptions. The Company and its Subsidiaries own or lease all tangible assets sufficient for the conduct of their business as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Each item of equipment and other asset that the Company and its Subsidiaries has possession of pursuant to a lease agreement or other contractual arrangement and relating to, or used in, its business is in such condition that, upon its return to its lessor or owner under the applicable lease or contract, the obligations of the Company and its Subsidiaries to such lessor owner will have been discharged in full.

           5.13 Intellectual Property.

           (a) Schedule 5.13 sets forth: (i) a true, correct and complete list and, where appropriate, a description of, all items of Intellectual Property owned by, or used or useful in connection with the business of the Company and its Subsidiaries, excluding off-the-shelf software programs licensed by the Company pursuant to shrink wrap and similar licenses; and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company and/or its Subsidiaries is a party, either as licensee or licensor, with respect to the Intellectual Property. Except as set forth on Schedule 5.13, the Company or one of the Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all Liens or obligations. The Company or its Subsidiaries has the right and authority to use, and to continue to use after the Closing, the Intellectual Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other Person.

           (b) The Company has not received any notice of, nor has any Knowledge of any basis for, a Legal Proceeding against the Company or its Subsidiaries that any of the operations, activities, products, services or publications of the Company or the Subsidiaries infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally using the trade secrets, formulae or property rights of others. There are no outstanding, nor to the Knowledge of the Company, any threatened, disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 5.13 or with respect to infringement by a third party of any of the Intellectual Property. The Company has no Knowledge that any third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intellectual Property in which the Company or its Subsidiaries has ownership rights.

           (c) The Intellectual Property owned or licensed by the Company or its Subsidiaries is sufficient to conduct the Company's and its Subsidiaries' businesses as presently conducted. The Company and its Subsidiaries have taken all steps reasonably necessary to protect its right, title and interest in and to the Intellectual Property and the continued use of the Intellectual Property.

           (d) No officer, director, stockholder or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intellectual Property.

           5.14 Material Contracts. (a) Schedule 5.14(a) sets forth a list of all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"):

           (i) the CMS Agreement;

           (ii) Contracts with any current or former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries;

           (iii) all collective bargaining agreements, employment and consulting agreements, offer letters, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, severance agreements or policies, change in control agreements, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective property is bound;

           (iv) all joint venture, partnership or other similar agreements to which the Company or any of its Subsidiaries is a party;

           (v) all leases, whether operating, capital or otherwise, under which the Company or its Subsidiaries is lessor or lessee where annual payments under such leases exceed $50,000 or $200,000 over the course of the lease; (vi) Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or which contain provisions restricting the geographical area in which, or the method by which, the Medicare business may be conducted, or covenants of any other person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area;

           (vii) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person;

           (viii) Contracts relating to the incurrence, assumption or guarantee of any Indebtedness (including any contract in which the Company or any of its Subsidiaries is or may become obligated to make an advance or loan) or imposing a Lien on any assets of the Company or any of its Subsidiaries;

           (ix) Contracts under which the Company or any of its Subsidiaries has made advances or loans to any other Person;

           (x) contracts and agreements (collectively, the "Provider Agreements") with physicians, hospitals and other providers of health care services (for which the total amount paid during 2003 based upon information contained in the Company's files for Form 1099 reporting to the Internal Revenue Service exceeded $250,000 and those that would be anticipated to result in such amounts in 2004), including any independent practice association, that have contracted directly or indirectly with the Company or its Subsidiaries (collectively, "Providers") to provide covered health care services to Medicare beneficiaries (collectively, the "Members") enrolled under the CMS Agreement;

           (xi) Contracts for the provision of goods or services involving consideration in excess of $50,000 annually or $200,000 in the aggregate over the term of the Contract;

           (xii) reinsurance Contracts to which the Company or any of its Subsidiaries is a party; and

           (xiii) outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company or any of its Subsidiaries.

           (b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any Subsidiary is in material default under any Material Contract, nor, to the Knowledge of the Company, is any other party to any Material Contract in default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. No party to any of the Material Contracts has exercised any termination rights with respect thereto. The Company has delivered or otherwise made available to Parent true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto. Except as set forth on
Schedule 5.14(b), each provider participation agreement (other than those provider participation agreements set forth on Schedule 5.14(a)) of each Subsidiary of the Company contains no material changes or deviations from the standard form of agreement previously provided to Parent.

           (c) To the Knowledge of the Company, each party to any of the Company's or its Subsidiaries' reinsurance agreements was, at the date each reinsurance agreement was executed and delivered, and is, currently solvent and financially capable of fulfilling its obligations thereunder. The Company has not received any written notice that any such reinsurer will not pay, or has a valid defense to the payment of, any of its payments under any such reinsurance agreement.

           (d) The Managed Care Alliance Agreement between CIGNA HealthCare of Texas, Inc. and Heritage Physician Networks (the "CIGNA Contract") was terminated effective as of December 31, 2003 and the Health Services Agreement (the "Pacificare Contract") between Heritage Physician Networks and Pacificare dated June 1, 1999 was terminated effective as of December 31, 2001, and each agreement is no longer in force and effect. Except as set forth on Schedule 5.14(d), from and after December 31, 2003, neither the Company nor any of its Subsidiaries has any payment or performance obligations under the CIGNA Contract or the Pacificare Contract.

           5.15 Employee Benefits

           (a) Schedule 5.15(a) sets forth a correct and complete list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder for current or former employees of the Company or any of its Subsidiaries (the "Employees") (collectively, the "Company Plans"), maintained by the Company or any of its Affiliates and any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate") or to which the Company or any ERISA Affiliate contributed or has ever been obligated to contribute thereunder.

           (b) None of the Company Plans is an "employee pension plan" (as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code (the "Title IV Plans"), and for the six years immediately preceding the Closing Date, neither the Company nor its ERISA affiliates has maintained, been obligated to contribute to or otherwise incurred an obligation with respect to a Title IV Plan.

           (c) None of the Company Plans is a "multiemployer plan" (as defined in Section 3(37) of ERISA (a "Multiemployer Plan")), or is or has been subject to Sections 4063 or 4064 of ERISA, and for the six years immediately preceding the Closing Date, neither the Company nor any of its ERISA affiliates has maintained, been obligated to contribute to or otherwise incurred an obligation with respect to a Multiemployer Plan.

           (d) Correct and complete copies of the following documents, with respect to each of the Company Plans have been made available or delivered to Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; and (iv) written descriptions of all non-written agreements relating to the Company Plans. Schedule 5.15(d) sets forth each of the participants in the Company's Retention Bonus Plan and each such individual's "Participation Interest" (as such term is defined by the Retention Bonus Plan).

           (e) The Company Plans have been operated, administered and maintained in all material respects in accordance with their terms and with all applicable provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Federal and state Laws and regulations, and neither the Company, its Subsidiaries, any "party in interest" nor any "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

           (f) The Company Plans intended to qualify under Section 401 of the Code have been determined by the IRS to be so qualified and any related trusts intended to be exempt from Federal income taxation under Section 501 of the Code have been determined to be so exempt, and nothing has occurred with respect to the operation of the Company Plans that could cause the revocation of such determination or the imposition of any liability, penalty or tax under ERISA or the Code.

           (g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date that are not yet due will have been paid or sufficient accruals for such contributions and other payments in accordance with GAAP are duly and fully provided for on the Balance Sheet.

           (h) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Plans, the assets of any of the trusts under the Company Plans or the sponsor or administrator of any of the Company Plans, or against any fiduciary of the Company Plans with respect to the operation of any of the Company Plans (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form the basis for any such claim or lawsuit.

           (i) None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and except at the expense of the participant or the participant's beneficiary. Each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

           (j) Except as set forth on Schedule 5.15(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any Employee,
(ii) increase any benefits otherwise payable under any Company Plan or Title IV

Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Company Plan or Title IV Plan.

           (k) Neither the Company nor any of its Subsidiaries has a contract, plan or commitment, whether legally binding or not, to create any additional Company Plan or to modify any existing Company Plan.

           (l) No stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Plan.

           5.16 Labor.

           (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.

           (b) Except as set forth on Schedule 5.16(b), no Employees are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. To the Knowledge of the Company, there is no organizing activity involving the Company or any of its Subsidiaries pending or threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

           (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no unfair labor practice charges, grievances or complaints pending or threatened by or on behalf of any employee or group of employees of the Company.

           (d) There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Body or based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual. Each of the Company and its Subsidiaries is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing.

           5.17 Litigation. Except as set forth in Schedule 5.17, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (or to the Knowledge of the Company, pending or threatened, against any of the officers, directors or employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company), or to which the Company or any of its Subsidiaries is otherwise a party before any Governmental Body; nor to the Knowledge of the Company is there any reasonable basis for any such Legal Proceeding. Except as set forth on Schedule 5.17, neither the Company nor any Subsidiary is subject to any Order (other than Orders of general applicability to the Company's industry). Except as set forth on Schedule 5.17, neither the Company nor any Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it.

           5.18 Compliance with Laws; Authorizations.

           (a) The Company, each Subsidiary and, to the Knowledge of the Company, each Provider, has complied and is currently in compliance with each Law to which such entity's business, operations, assets or properties is subject, except for items of non-compliance which are not reasonably likely to materially and adversely affect the business of such entity. Each of the Company and the Subsidiaries (or, where required under applicable Law, to the Knowledge of the Company, the Providers) owns, holds, possesses or lawfully uses in the operation of its business all applicable Authorizations. As used herein, "Authorizations" means all Permits, certificates of need, qualifications, registrations, certifications, licenses, provider agreements and other authorizations of any Governmental Body which are required under applicable Law for a Provider to conduct its business and obtain payment for services and goods provided by it under the Federal Medicare+Choice program and any other governmental programs for payment of health care services or goods in which such Provider purports to participate, other than any of the foregoing which are not material to the business and operations of the relevant Provider, the Company or any Subsidiary.

           (b) Since January 1, 2000, the Company and each of its Subsidiaries has filed all material reports, registrations and statements (including all reports, registrations and statements in respect of any supervision or oversight Order or letter), together with all material amendments required to be made with respect thereto, heretofore required to be filed with (i) the TDI, (ii) CMS and
(iii) any other Governmental Body requiring the same. Except as set forth on
Schedule 5.18(b), neither the Company nor any of its Subsidiaries has received from the TDI or CMS any citation, suspension, revocation, limitation, warning or similar notice. The Company does not have health plan or other operations outside of the State of Texas. None of the Company's Subsidiaries have any business other than the provider sponsored organization operations and functions related thereto. Except as set forth in Schedule 5.18(b), none of the Company, any of its Subsidiaries or any of their respective Affiliates holds any third party administrator license.

           (c) Except as set forth in Schedule 5.18(c), all of the Authorizations owned, held, possessed or lawfully used by the Company or its Subsidiaries (or, where required under applicable law, to the Knowledge of the Company, the Providers) are valid and in good standing, non-probationary, non-provisional and in full force and effect. None of the Company, any Subsidiary, or to the Knowledge of the Company, any Provider, is subject to any governmental restrictions on its operations (e.g., due to prior survey deficiencies), including any restriction on the payment of dividends, which adversely affects the conduct of its business, other than restrictions which apply to all providers of the services or goods furnished by such entity in the relevant jurisdiction. Neither the Company nor any of its Subsidiaries has been notified (orally or in writing) of any actions or proceedings to revoke, withdraw, terminate or suspend any Authorization. Neither the Company nor any of its Subsidiaries has received any notice or other communication threatening any of the foregoing (other than notices and communications which have been withdrawn or otherwise resolved), nor does the Company have any Knowledge of any reason why any Authorization is likely not to be renewed by the applicable Governmental Body in the ordinary course.

           (d) All claims for payment for services rendered by the Company and its Subsidiaries which have been made to any third-party payor (including the Federal Medicare+Choice program and any applicable commercial insurance company, health maintenance organization or preferred provider organization) (collectively, "Payors"), have been prepared and filed in accordance with all applicable Laws and requirements of the Payor, and all such claims have been prepared in an accurate and complete manner and timely submitted to the appropriate Payor, except in each case for items of non-compliance (i) which are not reasonably likely to result in the loss of any Authorization and (ii) are not reasonably likely to adversely affect the business of the Company and its Subsidiaries. The Company and/or the Subsidiaries have paid or made provision to pay through proper recordation any net liability for overpayments received from any Payor and any similar obligations with respect to any Payor, in compliance with all applicable Laws and the requirements of the Payor, except for items of non-compliance (i) which are not reasonably likely to result in the loss of any Authorization and (ii) are not reasonably likely to adversely affect the business of the Company and its Subsidiaries.

           5.19 Environmental Matters. The Company and its Subsidiaries have conducted and are conducting their businesses in compliance in all material respects with all applicable Laws currently in force relating to the protection of the environment ("Environmental Laws") and there is no pending, or to the Knowledge of the Company, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving the Company or its Subsidiaries. There is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the businesses of the Company and its Subsidiaries or any of the properties currently or previously owned by the Company or its Subsidiaries which could reasonably be expected to result in a material liability under Environmental Laws. The Company and its Subsidiaries have received all approvals, consents, licenses, and permits with respect to environmental matters necessary to carry on their respective businesses as currently conducted.

           5.20 Insurance. The Company and its Subsidiaries have insurance policies in full force and effect for such amounts as are sufficient for all requirements of Law and all agreements to which the Company or any of its Subsidiaries is a party or by which it is bound. Set forth in Schedule 5.20 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company or any of its Subsidiaries setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. Except as set forth in Schedule 5.20, to the Knowledge of the Company, no event relating to the Company or any of its Subsidiaries has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two (2) years and, to the Knowledge of the Company, no threat has been made to cancel any insurance policy of the Company or any of its Subsidiaries during such period. Except as noted in Schedule 5.20, all such insurance will remain in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred, including the failure by the Company or any of its Subsidiaries to give any notice or information or the Company or any of its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of its Subsidiaries under any such insurance policies.

           5.21 Providers. The Company and each of its Subsidiaries uses reasonable efforts to maintain good relations with all of its Providers, and the Company uses reasonable business efforts to cause its accounts payable and other payments owing to any Provider to be not more than the statutory requirements in arrears. None of the Providers has disputed or asserted or, to the Knowledge of the Company, threatened a claim against the Company or its Subsidiaries for any payments due under any Contracts with respect to allocations of profit or bonus payments. The Company has provided to Parent a true, correct and complete copy of the standard weekly claims inventory report for the Company and its Subsidiaries.

           5.22 Members. Schedule 5.22 describes each written, pending and unresolved complaint received by the Company or any of its Subsidiaries from or relating to a Member and generally describes the nature and disposition of such complaint.

           5.23 Related Party Transactions.

           (a) Except as set forth in Schedule 5.23 and other than with respect to the Provider Agreements, no director, officer or partner or, to the actual knowledge of the Company, stockholder or Affiliate of the Company or any of its Subsidiaries (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries, or
(C) a participant in any transaction to which the Company or any of its Subsidiaries is a party or (ii) except as set forth in Schedule 5.23, is a party to any Contract with the Company or any of its Subsidiaries.

           (b) Each Contract, agreement or arrangement between the Company or any Subsidiary, on the one hand, and any Affiliate of the Company or any of its Subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries, on the other hand, is on commercially reasonable terms no more favorable to such Affiliate, director, officer or employee than what any third party negotiating on an arms-length basis would expect.

           5.24 Fraud and Abuse. Except as set forth in Schedule 5.24, neither the Company nor any of its Subsidiaries or any Affiliate thereof or any of their respective partners, officers and directors, or, to the Knowledge of the Company, any Provider, has engaged in any activities which are prohibited under the federal Medicare statute, including 42 U.S.C. Sections 1320a-7a and 1320a-7b, the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Section 3729 et seq., or the regulations promulgated pursuant to such statutes or any similar state laws, or regulations, including the following:

           (a) knowingly and willfully making or causing to be made false statement or representation of a material fact in any application for any benefit or payment;

           (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

           (c) presenting or causing to be presented a claim for services under Medicare, any state Medicaid program, TRICARE or any other Federal health care program (as used herein, such term shall have the meaning specified in 42 U.S.C. ss. 1320a-7b(f)) that is for an item or service that is known or could be known to be (i) not provided as claimed, or (ii) false or fraudulent;

           (d) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

           (e) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in party by TRICARE, Medicare, or any other Federal health care program, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, Provider, service or item for which payment may be made in whole or in part by TRICARE, Medicare or any other Federal health care program; or

           (f) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to
(i) the conditions or operations of a Provider in order that the Provider may qualify for certification under TRICARE, Medicare, a state Medicaid program or another Federal health care program, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. ss. 1320a-3).

           5.25 Health Professional's Financial Relationships; Disqualified Individuals.

           (a) The operations of the Company and its Subsidiaries are and at all times have been in compliance with all applicable Laws regarding health professional self-referrals, including 42 U.S.C. ss. 1395nn (commonly known as the "Stark Statute") and 42 U.S.C. ss. 1396b.

           (b) Except as set forth in Schedule 5.25, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Provider, nor their respective officers, directors, trustees, partners, members, managers, employees or contractors, has been charged with or convicted of any Medicare, Medicaid or other Federal health care program-related offense, or has been debarred, excluded or suspended from participation in Medicare, Medicaid or any other Federal health care program, or is currently listed on the General Services Administration list of parties excluded from Federal procurement programs and non-procurement programs. Except as set forth in Schedule 5.25, to the Knowledge of the Company, none of the Company, any of its Subsidiaries or any Provider, nor their respective officers, directors, trustees, partners, members, managers, employees or contractors, has been investigated for any Medicare or other Federal health care program-related offense, or is currently under sanction, exclusion or investigation (civil or criminal) by any Federal or state enforcement, regulatory, administrative or licensing authority.

           5.26 Banks. Schedule 5.26 contains a complete and correct list of the names and locations of all banks in which Company or any Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 5.26, no person holds a power of attorney to act on behalf of the Company or any Subsidiary.

           5.27 State Takeover Statutes. Neither Section 203 of the DGCL nor any other state takeover or similar statute or regulation is applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement.

           5.28 Financial Advisors. Except as set forth on Schedule 5.28, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                    Article VI

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

           Parent and Merger Sub represent and warrant to the Company on the date hereof and as of the Closing Date, that:

           6.1 Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

           6.2 Authorization of Agreement. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent and/or Merger Sub in connection with the consummation of the transactions contemplated hereby and thereby (the "Parent Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and each Parent Document have been duly authorized by all necessary corporate action on behalf of Parent and Merger Sub. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by each of Parent and Merger Sub and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Parent Document when so executed and delivered will constitute, the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           6.3 Conflicts; Consents of Third Parties.

           (a) Except as set forth on Schedule 6.3(a) hereto, neither of the execution and delivery by Parent and Merger Sub of this Agreement and of the Parent Documents, nor the compliance by Parent with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which Parent is a party or by which Parent or its properties or assets are bound or (iii) violate any Law or Order of any Governmental Body by which Parent is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement.

           (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent and Merger Sub in connection with the execution and delivery of this Agreement or the Parent Documents or the compliance by Parent and Merger Sub with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act and a Form A filing with the TDI.

           6.4 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened that are reasonably likely to prohibit or restrain the ability of Parent and Merger Sub to enter into this Agreement or consummate the transactions contemplated hereby.

           6.5 Financial Advisors. Except as set forth on Schedule 6.5, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for either Parent or Merger Sub in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

           6.6 Financing. Parent has the financial resources necessary to consummate the Merger and perform its obligations hereunder or the ability to borrow such resources and has received reasonable assurances from its senior lender(s) that such financing is or will be available to Parent.

                                   Article VII

                                    COVENANTS

           7.1 Access to Information.

           (a) The Company agrees that, prior to the Effective Time, Parent shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books, records and financial condition of the Company and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate, and shall cause the Company and its Subsidiaries to cooperate, fully therein. No investigation by Parent prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Company Documents. In order that Parent may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and its Subsidiaries, the Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination. The Company consents to Parent contacting such Governmental Body and accrediting body officials and such Providers as Parent deems necessary in connection with the foregoing and to discuss the Company's standing, performance and condition and issues related to the consummation of the transactions contemplated by this Agreement, provided that the Company is given an opportunity to participate in any such meeting.

           (b) The Company shall authorize the release to Parent of all files pertaining to the business or operations of the Company and its Subsidiaries held by any Governmental Body. The authorizations of the Company shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former employee of the Company is necessary, the Company shall exercise its commercially reasonable efforts to obtain such a release.

           7.2 Conduct of the Business Pending the Closing.

           (a) Except as otherwise expressly provided in this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to:

           (i) conduct the respective businesses of the Company and its Subsidiaries only in the Ordinary Course of Business;

           (ii) use its commercially reasonable efforts to (A) preserve its present business operations, organization (including management and its Medicare business) and goodwill of the Company and its Subsidiaries and (B) preserve its present relationship with Persons having business dealings with the Company and its Subsidiaries (including preserving the good will of its relationships with Providers, Members, any Governmental Body, agents, brokers and others having relations with it);

           (iii) use its commercially reasonable efforts to maintain (A) all of the assets and properties of the Company and its Subsidiaries in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company and its Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

           (iv) (A) maintain the books, accounts and records of the Company and its Subsidiaries in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company and its Subsidiaries; and

           (v) comply in all material respects with all applicable Laws;

           (vi) not take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

           (vii) use its commercially reasonable efforts to maintain, in accordance with past practice, its network of Providers, and cause the credentialing and re-credentialing of such providers in accordance with the American Health Care Association, the American Accreditation Healthcare Commission and the National Commission for Quality Assurance requirements. (b) Except as otherwise expressly provided in this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit its Subsidiaries to:

           (i) except as set forth on Schedule 7.2(b)(i), declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

           (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of its Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of its Subsidiaries;

           (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or any of its Subsidiaries;

           (iv) amend the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

           (v) except as set forth on Schedule 7.2(b)(v), (A) increase the annual level of compensation of any employee of the Company or any of its Subsidiaries, (B) increase the annual level of compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant,
(D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or any of its Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any collective bargaining, employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of its Subsidiaries is a party or involving a director, officer or employee of the Company or any of its Subsidiaries in his or her capacity as a director, officer or employee of the Company or any of its Subsidiaries;

           (vi) incur or assume any Indebtedness (other than Indebtedness set forth on Schedule 7.2(b)(vi));

           (vii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible) or any shares of capital stock of the Company or any of its Subsidiaries;

           (viii) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company and its Subsidiaries;

           (ix) except as set forth on Schedule 7.2(b)(ix), enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

           (x) cancel or compromise any material debt or claim or waive or release any material right of the Company or any of its Subsidiaries except in the Ordinary Course of Business;

           (xi) enter into any commitment for capital expenditures of the Company and its Subsidiaries in excess of $50,000 for any individual commitment and $200,000 for all commitments in the aggregate;

           (xii) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of its Subsidiaries or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or any of its Subsidiaries;

           (xiii) introduce any material change with respect to the operation of the Company or any of its Subsidiaries, including any material change in the customary terms and conditions upon which it does business with respect to the Company's and its Subsidiaries' Medicare business, including modifications to its provider compensation or accounting methodologies, principles or practices (including the manner of setting incurred but not reported ("IBNR") reserves);

           (xiv) except as set forth on Schedule 7.2(b)(xiv), permit the Company or any of its Subsidiaries to enter into any transaction or to enter into, modify or renew any Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

           (xv) except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, permit the Company or any of its Subsidiaries to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Affiliate of the Company or any of its Subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries;

           (xvi) make or change any material election concerning Taxes or Tax Returns, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain or enter into any Tax ruling, in each case, if taking such action would materially affect the amount of Taxes required to be paid by the Company or any of its Subsidiaries after the Effective Time;

           (xvii) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company or any Subsidiary to compete with or conduct any business or line of business in any geographic area or enter into, modify, amend or terminate (A) any Contract which if so entered into, modified, amended or terminated could be reasonably be expected to (I) have a Material Adverse Effect, (II) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (III) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement;

           (xviii) fail to pay any medical claim liability or indebtedness relating to the Medicare business of the Company and its Subsidiaries when due or improperly record such claim liabilities in the accounts of the Company or its Subsidiaries, except for any such failure attributable to a claim contested by the Company in good faith in the Ordinary Course of Business;

           (xix) terminate, amend, restate, supplement or waive any rights under any Material Contract, Permit or Authorization;

           (xx) amend or modify the terms upon which any of the Providers are compensated or reimbursed; and

           (xxi) agree to do anything prohibited by this Section 7.2 or anything which would make any of the representations and warranties of the Company in this Agreement or the Company Documents untrue or incorrect in any material respect.

           7.3 Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement becoming untrue or inaccurate in any material respect or any such representation or warranty or (ii) the failure of it (and, in the case of Parent, of Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

           7.4 Commercially Reasonable Efforts; Regulatory Approvals.

           (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

           (b) Parent shall and the Company shall (i) make all filings required of each of them or any of their respective subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as reasonably practicable after the date of this Agreement in the case of all filings required under the HSR Act and within twenty (20) days in the case of all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the FTC, the Antitrust Division or any other Governmental Body in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction.

           (c) Each of Parent and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, the Company shall use its commercially reasonable efforts, and Parent shall cooperate with the Company, to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Parent and the Company decide that litigation is not in their respective best interests. Each of Parent and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

           (d) As soon as practicable, but in any event not later than twenty
(20) days after the date hereof, each party hereto shall file all applications and other documents, and shall use its commercially reasonable efforts to obtain all consents and approvals, as are required to be filed or obtained by it under applicable laws of the State of Texas, and all other Governmental Body approvals required for consummation of the transactions contemplated by this Agreement, in each case as promptly as is practicable. Notwithstanding the foregoing, in connection with obtaining any consent or approval contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent, take or consent to any action, term or condition that imposes any adverse condition or requirement on the conduct of business by Parent, its subsidiaries, the Company or any of its Subsidiaries, requires any capital contribution or infusion to the Company or its Subsidiaries, imposes any restriction on the ability of the Company, any of its Subsidiaries, Parent or any of its subsidiaries to pay dividends or their respective flow of funds, or limits Parent's or its subsidiaries' freedom of action with respect to any material portion of the assets of Parent, its subsidiaries, the Company or its Subsidiaries. Without limiting the generality of the foregoing, as promptly as practical and, in any event within twenty (20) calendar days after the date hereof, Parent shall make a Form A filing, which shall include all required exhibits thereto, with the TDI with respect to the transactions contemplated hereby. The Company agrees to furnish Parent with such necessary information and reasonable assistance as Parent may reasonably request in connection with its preparation of such Form A filing. Parent shall keep the Company fully apprised of its actions with respect to all such filings and submissions and shall provide the Company with a copy of such Form A filing (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

           (e) Each such party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws or any other applicable Law. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be).

           (f) In connection with and without limiting the first sentence of this Section 7.4, each of the Company and its Board of Directors and Parent and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.

           7.5 Stockholder Notice. As promptly as practicable after the date of this Agreement, the Company shall prepare and distribute to the Company Stockholders the notices required by Section 228(e) and 262(d)(2) of the DGCL and an information statement, informing them that this Agreement and the Merger were adopted and approved by the Principal Stockholders, describing in reasonable detail the Merger and the Consents and informing them that appraisal rights are available for their Company Securities pursuant to Section 262 of the DGCL and otherwise to comply with all legal requirements under the DGCL in respect of the Merger. Parent will have the right to review and comment on all such notices and statements prior to their distribution. Such materials shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           In addition, the Company agrees to immediately notify Parent in writing upon its receipt of any notices or other communications with respect to Dissenting Shares.

           7.6 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior consent.

           7.7 Indemnification. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company's certificate of incorporation, the Company's bylaws or any written indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation (and its successors and assigns) in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall, following the Closing, continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of indemnified parties, unless such modification is required by Law.

           (b) Prior to the Effective Time, the Surviving Corporation shall purchase a directors' and officers' insurance policy with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by this Agreement (the "D&O Insurance"). The D&O Insurance will have a term of not less than three (3) years and shall provide at least the same coverage and amounts containing terms and conditions which in the aggregate are not materially less advantageous to directors and officers of the Company and its Subsidiaries as the directors' and officers' insurance policies in effect as of the date hereof The premium for the D&O Insurance shall be paid 50% by Parent and 50% will be treated as a

Transaction Expense. Prior to the Effective Time, the Company and Parent shall use commercially reasonable efforts to obtain the D&O Insurance.

           7.8 No Shop. During the period between the date of this Agreement and the Closing Date, unless the Agreement is otherwise terminated pursuant to
Section 4.1 above, neither the Company or its Subsidiaries nor their respective officers, directors, employees, investment bankers, attorneys or other advisors or representatives shall, directly or indirectly, (i) solicit, initiate, encourage or accept the submission of any proposal or offer from any Person or party relating to (X) the acquisition of the Company or any of its Subsidiaries or a material portion of the assets of the Company or its Subsidiaries or (Y) any recapitalization, refinancing merger, consolidation, business combination or similar transaction involving the Company or its Subsidiaries or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person or party to do or seek any of the foregoing. During such period, unless this Agreement is otherwise terminated, the Company will notify Parent immediately if any Person or party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. The Company agrees to immediately terminate, and to cause its respective advisors and representatives to terminate, all discussions and negotiations with any Person other than Parent or its Affiliates that relate to, or may reasonably be expected to lead to any such offer or proposal.

           7.9 Confidentiality. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, dated May 29, 2003, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

           7.10 Publicity.

           (a) None of the Company or Parent shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto or in the event such press release or public announcement identifies any Company Stockholder the prior written approval of such Company Stockholder, which, in each case, approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Parent, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Parent lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its reasonable best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

           (b) Each of Parent and the Company agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law or by the applicable rules of any stock exchange on which Parent lists its securities.

           7.11 Additional Financial Information.

           (a) Upon completion of the Audited Year-End Statements, Parent and its advisors shall have the right to (subject to entering into an access agreement containing customary terms and conditions) (i) review the work papers of the Company's auditors relating to the business of the Company and its Subsidiaries, and (ii) meet and to confer with such auditors regarding the Audited Year-End Statements.

           (b) The Company shall use its commercially reasonable efforts to deliver to Parent, as promptly as is reasonably practicable, but no later than May 15, 2004, a copy of the Company's and its Subsidiaries' audited consolidated balance sheet as of December 31, 2003 and the related audited consolidated statements of income and of cash flows for the twelve (12) month period ended December 31, 2003, all prepared in accordance with GAAP, together with an unqualified audit letter of Ernst & Young (the "Audited Year-End Statements").

           7.12 Transaction Expenses. The Company shall use its commercially reasonable efforts to deliver to Parent, no later than three (3) Business Days prior to the Closing Date, pay-off letters in respect of the Transaction Expenses from any and all third-party service providers to whom payments are required to be made by the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement. The pay-off letters shall provide that the amounts set forth therein represent payment in full for all fees and expenses payable by the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement.

           7.13 Assistance with Financing. The Company shall, to the extent requested by Parent, allow reasonable access to the Company's books and records and employees to assist Parent in obtaining the financing necessary to consummate this transaction.

                                  Article VIII

                              CONDITIONS TO CLOSING

           8.1 Conditions Precedent to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and Merger Sub in whole or in part to the extent permitted by applicable
Law):

           (a) the representations and warranties of the Company qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, that for purposes of this Section 8.1(a), materiality shall be determined by its relationship to the Company and its Subsidiaries, taken as a whole;

           (b) the Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Parent shall have received copies of such corporate resolutions and other documents evidencing the performance thereof as Parent may reasonably request;

           (c) there shall not have been any Material Adverse Effect since the Balance Sheet Date;

           (d) (i) no Legal Proceedings by TDI, CMS or any other Governmental Body shall have been instituted or threatened or claim or demand made by TDI, CMS or any other Governmental Body against the Company, any of its Subsidiaries, Parent or any of its subsidiaries seeking to (A) restrain or prohibit with respect to the consummation of the transactions contemplated hereby, (B) impose any adverse condition or requirement on the conduct of business by Parent, its subsidiaries, the Company or any of its Subsidiaries, (C) require any capital contribution or infusion to the Company or its Subsidiaries, (D) impose any restrictions on the ability of Parent, its subsidiaries, the Company or any of its Subsidiaries to pay dividends, or (E) limit Parent's or any of its subsidiaries' freedom of action with respect to any material portion of the assets of Parent, its subsidiaries, the Company or its Subsidiaries, and (ii) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

           (e) Parent shall have received a certificate signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, each in form and substance reasonably satisfactory to Parent, dated the Closing Date, to the effect that each of the conditions specified above in Sections 8.1(a)-(c) have been satisfied in all respects;

           (f) (1) the waiting period under the HSR Act shall have expired or early termination shall have been granted, (2) the TDI shall have granted all required approvals, including its approval of the Form A filed by Parent, and
(3) the Company shall have obtained all consents, waivers and approvals referred to in Section 5.3(b), each such consent, waiver and approval referred to in clauses (1)-(3) being in each case in form and substance reasonably satisfactory to Parent (including with respect to the continuance of the operations of the Company and its Subsidiaries in the same manner following the Closing, including with respect to the flow of funds in the operation of the business of the Company and its Subsidiaries) and not requiring as a term thereof or condition thereto any adverse condition or requirement on the conduct of business by the Company, any of its Subsidiaries, Parent or any of its subsidiaries (including any restriction on the payment of dividends or other flow of funds), any capital contribution or infusion to the Company or any of its Subsidiaries, or any limit on Parent's or any of its subsidiaries' freedom of action with respect to any material portion of the assets of Parent, its subsidiaries or the Company and its Subsidiaries;

           (g) shares held by Dissenting Holders shall aggregate no more than 5% of the then outstanding shares of Company Securities;

           (h) Parent shall have received written resignations of each of the directors of the Company;

           (i) each of the Principal Stockholders and each holder of Series B Preferred Stock and Series C Preferred Stock shall have duly entered into, executed and delivered to Parent the release agreement, substantially in the form attached hereto as Exhibit D.

           (j) any Tax Sharing Agreements (written or unwritten) shall terminate as of the Effective Time and thereafter no payments shall be made by the Company or any of its Subsidiaries in respect of any such Tax Sharing Agreement.

           (k) each of the employment agreements referenced on Schedule 8.1(k) shall be in full force and effect and all of the employees parties thereto shall be willing and able to perform in accordance with such employment agreements;

           (l) Parent shall have received proof or assurances acceptable to Parent in its sole discretion that all supervisory Orders or other special oversight actions imposed by, or agreed upon with, the TDI on SelectCare have been fulfilled, removed and rescinded and SelectCare is free to take all necessary actions, financial or otherwise, without prior approval from or special supervision by the TDI;

           (m) Parent, the Escrow Agent and the Stockholder Representative shall have duly entered into, executed and delivered to the other party thereto the Escrow Agreement, substantially in the form of Exhibit B (with such changes as may be required by the Escrow Agent);

           (n) the Company shall have delivered the Audited Year-End Statements to Parent and the related audit letter of Ernst & Young which shall contain no qualifications, and such financial statements shall conform in all material respects to, and shall reflect, in the aggregate, no material adverse adjustments from, the Financial Statements referenced in Section 5.7(b)(i) and included in Schedule 5.7(b); provided, however, aggregate adjustments (other than any adjustments to IBNR) that reduce net income for the year ended December 31, 2003, by an amount less than $750,000 shall be deemed immaterial, and adjustments of $750,000 or more shall be deemed to be material, for the purposes of this condition.

           (o) the Company Plans shall have been duly terminated by the Company and each holder of a Company Stock Option to purchase shares of capital stock of the Company shall have either exercised such option and purchased such shares of capital stock or delivered to the Company an instrument canceling such option in form and substance reasonably satisfactory to Parent or such option shall have expired prior to the Closing under its terms or the terms of the plan pursuant to which it was granted. Each outstanding warrant issued by the Company shall have been exercised or the holder thereof shall have delivered to the Company an instrument canceling such warrant in form and substance satisfactory to Parent or such warrant shall have expired by its own terms;

           (p) each of the agreements set forth on Schedule 8.1(p) shall have been terminated and the Company shall have been released from all liabilities and obligations thereunder, in each case, effective as of the Closing Date;

           (q) each of the Persons set forth on Schedule 8.1(q) shall have duly executed and delivered to Parent a non-solicitation and confidentiality agreement substantially in the form attached hereto as Exhibit E;

           (r) the capital and surplus for SelectCare shall not be less than 150% of the authorized control level as defined in NAIC Risk Based Capital Guidelines;

           (s) the Company shall have delivered, or caused to be delivered, to Parent certificates of good standing as of a recent date with respect to the Company issued by the Secretary of State of the State of Delaware and for each state in which the Company is qualified to do business as a foreign corporation; and

           (t) the Company shall have delivered, or caused to be delivered, to Parent such other documents as Parent shall reasonably request.

           8.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

           (a) the representations and warranties of Parent set forth in this Agreement qualified as to materially shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materially shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

           (b) Parent shall have performed and complied in all respects with all obligations and agreements required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date;

           (c) the waiting period under the HSR Act shall have expired or early termination shall have been granted and any and all consents, waivers and approvals shall have obtained from the TDI; and

           (d) the Surviving Corporation shall have obtained the D&O Insurance in accordance with Section 7.7(b).

                                   Article IX

                                INDEMNIFICATION

           9.1 Survival of Representations and Warranties. (a) The representations and warranties of the Company contained in this Agreement shall survive the Closing until April 30, 2005 (the "Expiration Date"). Any claim for a Loss asserted on or prior to the Expiration Date which sets forth in a written notice in reasonable detail (based on the facts then available) the nature and estimated scope of such claim will be timely made for purposes hereof. Any claim for indemnification with respect to any of such matters that is not asserted by notice to the other party on or prior to the Expiration Date may not be pursued and is hereby irrevocably waived after such time. For the purposes of this Agreement, "Losses" shall mean any and all damages, losses, liabilities, Taxes and Tax Losses (including any Taxes incurred or resulting from receipt of a payment in respect of an indemnifiable Loss, or the circumstances giving rise to such payment) obligations, costs and expenses, and any and all claims, demands or suits (by any Person, including without limitation any Governmental Body), including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' and other advisors' fees, costs and expenses in connection therewith. In addition, the amount to be paid the Indemnified Party shall be reduced to take into account any net Tax benefit actually realized by the Indemnified Party arising from the event giving rise to the indemnity payment.

           (b) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date in accordance with their terms. All covenants and agreements that contemplate performance prior to the Closing Date shall not survive the Closing Date; provided, however, that if any such covenant or agreement is breached on or prior to the Closing Date, the non-breaching party shall retain all rights and remedies with respect to such breach following the Closing Date.

           9.2 Indemnification. Until the Expiration Date (except as provided in
Section 9.3(b)) and subject to the provisions of this Article IX, the Escrow Fund shall be available to indemnify, defend and hold harmless Parent, the Surviving Corporation, and their respective subsidiaries, directors, officers, employees, consultants, independent contractors, agents and representatives (the "Parent Indemnified Parties") from and against any and all Losses (irrespective of whether or not such Losses arise out of or in connection with a third party claim) to the extent, but only to the extent, relating to, resulting from or arising out of:

           (a) any failure of the representations and warranties made by the Company or the Stockholder Representative set forth in this Agreement or in any Company Document or Stockholder Representative Document to be true and correct;

           (b) any breach of any covenant or other agreement on the part of the Company or the Stockholder Representative under this Agreement or any Company Document or Stockholder Representative Document;

           (c) any Tax Losses;

           (d) any claims pursuant to the termination of the PacifiCare Contract or the CIGNA Contract;

           (e) any claim made by a Dissenting Holder pursuant to Section 3.2(h), including any amounts in excess of the consideration receivable by such holder in the Merger ("Dissenting Share Payments"); or

           (f) any Transaction Expenses that have not been deducted from the Initial Cash Consideration pursuant to Section 3.1(c)(i);

such foregoing Losses being referred to herein as "Parent Indemnifiable Losses;" provided, however, that, (x) the Parent Indemnified Parties may not recover any amount for Parent Indemnifiable Losses arising from the inaccuracies of, or breaches of, the representations or warranties contained herein or any claims pursuant to the termination of the Pacificare Contract unless and until the aggregate amount of all Parent Indemnifiable Losses exceeds $900,000 (the "Deductible"), and only with respect to such amounts in excess of the Deductible, provided that the Deductible shall not apply to breaches of any representations or warranties contained in Sections 5.1, 5.2, 5.4, 5.6, 5.10 or 5.28, and (y) the aggregate amount of Parent Indemnifiable Losses for which the Parent Indemnified Parties shall be entitled to indemnification shall be limited to an amount equal to the Escrow Fund. For purposes of calculating Losses hereunder, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be ignored.

           9.3 Escrow Arrangements.

           (a) Escrow Fund. The Escrow Fund shall be available to compensate the Parent Indemnified Parties for any claims by such parties for any Losses incurred or sustained by them and for which they are entitled to recovery under this Article IX. The Escrow Fund will be increased by the amount of any income and gains of the Escrow Fund.

           (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence as of the Closing and shall terminate at 5:00 p.m., local time, on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the Expiration Date with respect to facts and circumstances existing prior to the Expiration Date (each, an "Unresolved Claim"). As soon as all such claims have been resolved the Escrow Agent shall deliver to the Paying Agent, on behalf of the applicable Company Stockholders and holders of Company Stock Options, the remaining portion of the Escrow Fund, if any, not required to satisfy such Unresolved Claims. For the purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of Parent and delivered to the Escrow Agent and the Stockholder
Representative: (1) stating that Parent has paid, incurred, sustained or accrued, or reasonably anticipates that it will have to pay, incur, sustain or accrue Losses, (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred, sustained or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (3) the amount of cash to be delivered to Parent in compensation for such Losses.

           (c) Claims for Indemnification.

           (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 9.3(d), deliver to Parent, as promptly as practicable, an amount of cash from the Escrow Fund equal to the amount of Losses set forth in such Officer's Certificate; provided, however, that to the extent an Officer's Certificate alleges only the basis for anticipated Losses, no amount shall be distributed until such Losses are actually paid, incurred or sustained.

           (ii) If the Stockholder Representative does not object in writing within the 30-day period set forth in Section 9.3(d) after delivery by Parent of the Officer's Certificate to the Stockholder Representative, such failure to so object shall constitute an irrevocable acknowledgment by the Stockholder Representative on behalf of the Company Stockholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

           (d) Objections to Claims against the Escrow Fund. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any portion of the Escrow Fund pursuant to Section 9.3(c) unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30)-day period, the Escrow Agent shall make payment pursuant to Section 9.3(c)(i), provided that no such payment may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

           (e) Resolution of Conflicts; Arbitration.

           (i) If the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

           (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30)-day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party but not the other fails to select an arbitrator during this fifteen (15)-day period, then the parties agree that the arbitration will be conducted by the one arbitrator selected by the party which has made such a selection.

           (iii) Any such arbitration shall be held in Atlanta, Georgia, under the rules and procedures then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within ten (10) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

           (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The foregoing arbitration provision shall apply to any dispute between the Stockholder Representative and the Parent Indemnified Party under this Article IX, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this
Article IX.

           (f) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this Article IX, Parent shall notify the Stockholder Representative in writing of such claim, and the Stockholder Representative shall be entitled on behalf of the Company Stockholders and holders of Company Stock Options, at its expense, to participate in, but not to determine or conduct, the defense of such claim. If there is a third party claim against a Parent Indemnified Party that, if adversely determined would give rise to a right of recovery for Losses hereunder, then any costs or expenses reasonably paid, incurred, sustained or accrued in defense of such third-party claim, regardless of the outcome of such claim, shall be deemed Losses hereunder. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that (i) Parent shall first consult with the Stockholder Representative regarding such settlement and (ii) except with the consent in writing of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of whether Parent or any other party is entitled to indemnification pursuant to this Article IX or the amount of such indemnification, if any. In the event that the Stockholder Representative has consented in writing to any such settlement, the Company Stockholders and holders of Company Stock Options shall have no power or authority to object under any provision of this Article IX to any claim for an amount less than or equal to the amount of such settlement by Parent against the Escrow Fund with respect to such settlement.

           (g) The failure of the indemnified party to give reasonably prompt notice of any indemnification claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

           9.4 Exclusive Remedy. Except as provided in this Section 9.4, from and after the Effective Time resort to indemnification pursuant to this Article IX and the Escrow Fund shall be the exclusive right and remedy of Parent Indemnified Parties for any Loss arising out of or related to any breach of this Agreement or to the transactions contemplated by this Agreement. Except for claims for equitable relief and claims with respect to fraud solely against the Person or Persons committing or alleged to have committed such fraud, recovery from the Escrow Fund pursuant to this Article IX shall be the sole and exclusive remedy of the Parent Indemnified Parties for any matter that is otherwise indemnifiable hereunder if the Merger contemplated hereby is consummated. Nothing herein shall limit the liability of any party hereto for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close.

           9.5 Tax Losses. (a) For purposes of Section 9.2(c), "Tax Losses" means any and all Losses in respect of a Pre-Closing Tax Period, including (i) all Taxes of the Company and/or its Subsidiaries (or any predecessor thereof)
(A) for any taxable year or period ending on or prior to the Closing Date, and
(B) for the portion of any Straddle Period attributable to the Pre-Closing Tax Period (determined as provided in Section 9.5(b)); and (ii) any and all Taxes imposed on any member of a consolidated, combined or unitary group of which the Company or any Subsidiary (or any predecessor thereof) is or was a member for a Pre-Closing Tax Period, by reason of the liability of the Company or any Subsidiary (or any predecessor thereof), pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar provision under state, local or foreign Law; provided, however, Tax Losses shall not include any amounts clearly reflected as an accrual for current Taxes described in clauses (i) or (ii) of this Section 9.5 (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Balance Sheet or the Closing Date Tax Balance Sheet. For purposes of this Agreement, the term "Closing Date Tax Balance Sheet" shall mean an accrual for current Taxes described in (i) or (ii) of this Section 9.5 (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) related to the taxable period (or portion thereof) between January 1, 2004 and the Closing Date, prepared in accordance with GAAP.

           (b) Pre-Closing Taxes. For purposes of determining the amount of Taxes attributable to a Pre-Closing Tax Period under Section 9.5(a)(i)(A) and
Section 9.5(a)(i)(B),

           (i) the Parent shall, unless prohibited by applicable law, cause the taxable year of the Company and its Subsidiaries to close as of the close of business at the Effective Time;

           (ii) For purposes of allocating income, gain, deductions and losses attributable to the period up to and including the Effective Time for a Straddle Period, (A) real, personal and intangible property Taxes shall be allocated on a per diem basis, (B) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned ratably between such periods on a per diem basis and (C) other Taxes (including income taxes and taxes in lieu of income taxes to the extent not governed by clause (B)), shall be allocated based on a closing of the books as of the close of business at the Effective Time (including, without limitation, a closing of the books at the Effective Time for purposes of allocating income, gain, deductions and losses attributable to SelectCare between the Company and Parent's federal consolidated income Tax Return consistent with the principles of Treasury Regulation Sections 1.1502-76(b)(1)(ii)(A) and 1.1502-76(b)(2)(vi)).

           (iii) For purposes of determining the Tax Losses attributable to Pre-Closing Tax Periods, Parent shall cause Tax Returns with respect to the Pre-Closing Tax Periods to be prepared in accordance with applicable Law and with past custom and practice.

           9.6 Tax Treatment of Indemnity Payments. The Company and Parent agree to treat any indemnity payment made pursuant to this Article IX as an adjustment to the Merger Consideration for federal, state, local and foreign income tax purposes unless a contrary treatment is required under applicable Law.

                                    Article X

                                  MISCELLANEOUS

           10.1 Stockholder Representative.

           (a) Upon the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby by the Company Stockholders and without further act of any Company Stockholder or any holder of Company Stock Options, Carlyle Venture Partners, L.P. (the "Stockholder Representative") shall be appointed as the Stockholder Representative hereunder to give and receive notices and communications, to authorize payment to any Parent Indemnified Party from the Escrow Fund in satisfaction of claims and Losses by a Parent Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims or Losses, to receive payments on behalf of the Company Stockholders and holders of Company Stock Options due and owing pursuant to this Agreement and acknowledge receipt thereof, to waive any breach or default of Parent or Merger Sub under this Agreement following the Effective Time to calculate the Aggregate Consideration Spreadsheet, to receive service of process on behalf of the Company Stockholders and the holders of Company Stock Options in connection with any claims under this Agreement or any related document or instrument, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Company Stockholders and holders of Company Stock Options.

           (b) The Stockholder Representative shall not be liable for any act done or omitted without gross negligence and or bad faith hereunder as Stockholder Representative. Pursuant to the following sentence, and to the fullest extent permitted by applicable Law, the Company Stockholders and the holders of Company Stock Options shall be, severally based on such Company Stockholder's or holder's of Company Stock Options pro rata share of the Aggregate Consideration and not jointly, obligated to indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative. At the time of distribution pursuant to Section 9.3(c) to the Company Stockholders and the holders of Company Stock Options of any proceeds remaining in the Escrow Fund, the Stockholder Representative shall be entitled to deduct and withhold from such income and gains included in such distribution to pay and reimburse fees and expenses of third parties incurred or expected to be incurred in connection with its role as Stockholder Representative pursuant to this Agreement to the extent that the Stockholder Representative Reserve would be insufficient to pay and reimburse fees and expenses of third parties.

           (c) The grant of authority provided for in this Section 10.1: (i) is coupled with an interest and is being granted, in part, as an inducement to Parent and Merger Sub to enter into this Agreement and the Escrow Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of the Company or any Company Stockholder or holder of a Company Stock Option and shall be binding on any successor thereto and (ii) shall survive the delivery of an assignment by any Company Stockholder or holder of a Company Stock Option of the whole or any fraction of his, her or its interest in the Escrow Fund.

           (d) In connection with the performance of its obligations hereunder and under the Escrow Agreement, the Stockholder Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Company Stockholders and holders of Company Stock Options (as contemplated by Section 10.1(b), attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, and maintain such records, as the Stockholder Representative may deem necessary or desirable and incur other out-of-pocket expenses related to performing its services hereunder.

           (e) In dealing with this Agreement, the Escrow Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder or thereunder, (i) the Stockholder Representative and its agents, counsel, accountants and other representatives shall not assume any, and shall incur no, responsibility whatsoever (in each case, to the extent permitted by applicable Law) to the Company Stockholders and holders of Company Stock Options, Parent or the Surviving Corporation by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Escrow Agreement or any such other agreement, instrument or document other than with respect to willful misconduct or gross negligence on the part of the Stockholder Representative, and (ii) the Stockholder Representative shall be entitled to rely in good faith on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to the Company Stockholders and holders of Company Stock Options, Parent or the Surviving Corporation.

           (f) All of the immunities and powers granted to the Stockholder Representative under this Agreement shall survive the Closing and/or any termination of this Agreement and the Escrow Agreement.

           (g) A decision, act, consent or instruction of the Stockholder Representative, including an extension or waiver of this Agreement pursuant to
Article IV or Section 10.6, as applicable, shall constitute a decision of the Company Stockholders and holders of Company Stock Options and shall be final, binding and conclusive upon the Company Stockholders and holders of Company Stock Options; and the Escrow Agent, Parent and the Surviving Corporation may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Company Stockholders. The Escrow Agent, Parent and the Surviving Corporation are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

           (h) The Stockholder Representative has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Stockholder Representative in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Stockholder Representative Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stockholder Representative Documents, the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of the Stockholder Representative. This Agreement has been, and each of the Stockholder Representative Documents will be at or prior to the Closing, duly and validly executed and delivered by the Stockholder Representative and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Stockholder Representative Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Stockholder Representative enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           10.2 Specific Performance. The Company acknowledges and agrees that the breach of this Agreement would cause irreparable damage to Parent and that Parent will not have an adequate remedy at law. Therefore, the obligations of the Company under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

           10.3 Submission to Jurisdiction; Consent to Service of Process.

           (a) Except for matters governed by Section 9.3(e), the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 10.7.

           10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state; provided, however, that the Merger shall be governed by the DGCL.

           10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Section 7.7, are not intended to confer upon any Person other than the parties any rights or remedies.

           10.6 Amendment and Waivers. This Agreement may be amended, supplemented or changed by the parties hereto; provided, however, that there shall be made no amendment that by Law requires further approval by the Company Stockholders without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A termination of this Agreement pursuant to

Section 4.1 or an amendment or waiver of this Agreement shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

           10.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                     If to the Company, to :

                     Heritage Health Systems, Inc.
                     5141 Virginia Way, Ste 260
                     Brentwood, TN 37027
                     Facsimile:(615) 383-8760
                     Attention:Rock A. Morphis

                     With a copy to:

                     Alston & Bird LLP
                     One Atlantic Center
                     1201 West Peachtree Street
                     Atlanta, GA  30309-3424
                     Facsimile: (404) 881-7777
                     Attention:J. Vaughan Curtis, Esq.

                     If to the Stockholder Representative, to:

                     Carlyle Venture Partners, L.P.
                     1001 Pennsylvania Avenue, NW
                     Suite 220 South Washington, DC  20004-2505
                     Facsimile: (202) 347-1818
                     Attention:Ryan Schwarz

                     If to Parent or Merger Sub, to:

                     Universal American Financial Corp.
                     Six International Drive, Suite 190
                     Rye Brook, N.Y.  10573
                     Facsimile: (914) 934-2949
                     Attention: Robert A. Waegelein

                     With a copy to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, NY  10153
                     Facsimile: (212) 310-8007
                     Attention: Marita A. Makinen, Esq.

           10.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                 **REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.



                        UNIVERSAL AMERICAN FINANCIAL CORP.

                        By:
                            ------------------------------------------------
                            Name:
                            Title:



                        HHS ACQUISITION CORP.

                        By:
                            ------------------------------------------------
                            Name:
                            Title:



                        HERITAGE HEALTH SYSTEMS, INC.

                        By:
                            ------------------------------------------------
                            Name:
                            Title:



                        CARLYLE VENTURE PARTNERS, L.P.

                        By:
                            ------------------------------------------------
                            Name:
                            Title: